                                                                    Exhibit 10.1

                                    SECOND
                                   RESTATED
                                LOAN AGREEMENT

                                     AMONG

                          GOTHIC ENERGY CORPORATION,
                         GOTHIC ENERGY OF TEXAS, INC.
                                      AND
                            GOTHIC GAS CORPORATION,
                                 AS BORROWERS

                                      AND

                             BANK ONE, TEXAS, N.A.
                          AND THE BANKS NAMED HEREIN
                                   AS BANKS

                                      AND
                            BANK ONE, TEXAS, N.A.,
                             AS ADMINISTRATIVE AND
                               SYNDICATION AGENT

                                      AND

             CREDIT LYONNAIS, NEW YORK BRANCH AND BANQUE PARIBAS,
                          AS CO-DOCUMENTATION AGENTS



                               JANUARY 23, 1998

                               TABLE OF CONTENTS

                                                                        Page No.

1.   Definitions.............................................................. 2

2.   Commitments of the Bank..................................................13
     (a)    Terms of Revolving Commitment.....................................13
     (b)    Bridge Loan.......................................................14
     (c)    Procedure for Borrowing...........................................14
     (d)    Letters of Credit.................................................15
     (e)    Procedure for Obtaining Letters of Credit.........................16
     (f)    Voluntary Reduction of Revolving Commitment.......................16
     (g)    Mandatory Commitment Reductions...................................16
     (h)    Several Obligations...............................................17
     (i)    Limited Liability of Texas and Gas................................17

3.   Notes Evidencing Loans...................................................17
     (a)    Form of Revolving Notes...........................................17
     (b)    Form of Bridge Notes..............................................18
     (c)    Issuance of Additional Notes......................................18
     (d)    Interest Rate.....................................................18
     (e)    Payment of Interest...............................................19
     (f)    Payment of Principal..............................................19
     (g)    Payment to Banks..................................................19
     (h)    Sharing of Payments, Etc..........................................19
     (i)    Non-Receipt of Funds by the Agent.................................20
     (j)    Capital Adequacy..................................................20

4.   Interest Rates...........................................................20
     (a)    Options...........................................................20
     (b)    Interest Rate Determination.......................................21
     (c)    Conversion Option.................................................22
     (d)    Recoupment........................................................22

5.   Special Provisions Relating to Loans.....................................22
     (a)    Unavailability of Funds or Inadequacy of Pricing..................22
     (b)    Reserve Requirements..............................................22
     (c)    Taxes.............................................................23
     (d)    Change in Laws....................................................24
     (e)    Option to Fund....................................................24

     (f)    Indemnity.........................................................24
     (g)    Payments Not at End of Interest Period............................24

6.   Collateral Security......................................................25

7.   Borrowing Base...........................................................25
     (a)    Initial Borrowing Base............................................26
     (b)    Subsequent Determinations of Borrowing Base.......................26

8.   Fees.....................................................................28
     (a)    Unused Commitment Fee.............................................28
     (b)    Borrowing Base Increase Fee.......................................28
     (c)    The Letter of Credit Fee..........................................28
     (d)    Agency Fees.......................................................28
     (e)    Commitment Fees...................................................28
     (f)    Structure Fees....................................................28

9.   Prepayments..............................................................29
     (a)    Voluntary Prepayments.............................................29
     (b)    Mandatory Prepayment For Borrowing Base Deficiency................29
     (c)    Excess Cash Flow Recapture........................................29

10.  Representations and Warranties...........................................29
     (a)    Creation and Existence............................................29
     (b)    Power and Authority...............................................29
     (c)    Binding Obligations...............................................30
     (d)    No Legal Bar or Resultant Lien....................................30
     (e)    No Consent........................................................30
     (f)    Financial Condition...............................................30
     (g)    Liabilities.......................................................30
     (h)    Litigation........................................................31
     (i)    Taxes; Governmental Charges.......................................31
     (j)    Titles, Etc.......................................................31
     (k)    Defaults..........................................................31
     (l)    Casualties; Taking of Properties..................................31
     (m)    Use of Proceeds; Margin Stock.....................................32
     (n)    Location of Business and Offices..................................32
     (o)    Compliance with the Law...........................................32
     (p)    No Material Misstatements.........................................32
     (q)    Not A Utility.....................................................33
     (r)    ERISA.............................................................33

     (s)    Public Utility Holding Company Act................................33
     (t)    Subsidiaries......................................................33
     (u)    Environmental Matters.............................................33
     (v)    Liens.............................................................33

11.  Conditions of Lending....................................................34

12.  Affirmative Covenants....................................................37

     (a)    Financial Statements and Reports..................................37
     (b)    Certificates of Compliance........................................38
     (c)    Accountants' Certificate..........................................39
     (d)    Taxes and Other Liens.............................................39
     (e)    Compliance with Laws..............................................39
     (f)    Further Assurances................................................39
     (g)    Performance of Obligations........................................40
     (h)    Insurance.........................................................40
     (i)    Accounts and Records..............................................41
     (j)    Right of Inspection...............................................41
     (k)    Notice of Certain Events..........................................41
     (l)    ERISA Information and Compliance..................................41
     (m)    Environmental Reports and Notices.................................42
     (n)    Compliance and Maintenance........................................42
     (o)    Operation of Properties...........................................42
     (p)    Compliance with Leases and Other Instruments......................43
     (q)    Certain Additional Assurances Regarding Maintenance
            and Operations of Properties......................................43
     (r)    Sale of Certain Assets/Prepayment of Proceeds.....................43
     (s)    Title Matters.....................................................44
     (t)    Curative Matters..................................................44
     (u)    Change of Principal Place of Business.............................44
     (v)    Cash Collateral Accounts..........................................44
     (w)    Required Hedging..................................................45
     (x)    New Equity........................................................45
     (y)    Escrow of Interest Payments.......................................45

13.  Negative Covenants.......................................................45

     (a)    Negative Pledge...................................................46
     (c)    Current Ratio.....................................................46
     (d)    Minimum Interest Coverage Ratio...................................46
     (e)    Minimum Tangible Net Worth........................................46
     (g)    Debts, Guaranties and Other Obligations...........................47

     (h)    Dividends.........................................................48
     (i)    Loans and Advances................................................48
     (j)    Sale or Discount of Receivables...................................48
     (k)    Nature of Business................................................48
     (l)    Transactions with Affiliates......................................48
     (m)    Hedging Transactions..............................................49
     (n)    Investments.......................................................49
     (o)    Amendment to Articles of Incorporation or Bylaws..................49
     (p)    Sale of Assets....................................................50
     (q)    Proceeds of Production............................................50
     (r)    Issuance of  Preferred Stock......................................50
     (s)    Amendments, etc. of Senior Unsecured Debt.........................50
     (t)    Amendments to and Redemption of Preferred Stock or Other Equity...50
     (u)    Payment or Pre-Payment of Other Indebtedness......................50

14.  Events of Default........................................................50

15.  The Agent, the Co-Agents and the Banks...................................53
     (a)    Appointment and Authorization.....................................53
     (b)    Note Holders......................................................54
     (c)    Consultation with Counsel.........................................54
     (d)    Documents.........................................................54
     (e)    Resignation or Removal of Agent or Co-Agent.......................54
     (f)    Responsibility of Agent or Co-Agent...............................55
     (g)    Independent Investigation.........................................57
     (h)    Indemnification...................................................57
     (i)    Benefit of Section 15.............................................57
     (j)    Pro Rata Treatment................................................58
     (k)    Assumption as to Payments.........................................58
     (l)    Other Financings..................................................58
     (m)    Interests of Banks................................................58
     (n)    Investments.......................................................59

16.  Exercise of Rights.......................................................59

17.  Notices..................................................................59

18.  Expenses.................................................................60

19.  Indemnity................................................................60

20.  Governing Law............................................................61

21.  Invalid Provisions.......................................................61

22.  Maximum Interest Rate....................................................61

23.  Amendments...............................................................62

24.  Multiple Counterparts....................................................62

25.  Conflict.................................................................62

26.  Survival.................................................................62

27.  Parties Bound............................................................62

28.  Assignments and Participations...........................................62

29.  Choice of Forum: Consent to Service of Process and Jurisdiction..........64

30.  Waiver of Jury Trial.....................................................65

31.  Other Agreements.........................................................65

32.  Financial Terms..........................................................65


EXHIBITS
--------

Exhibit "A"  -    Notice of Borrowing
Exhibit "B"  -    Revolving Note
Exhibit "C"  -    Bridge Note
Exhibit "D"  -    Certificate of Compliance
Exhibit "E"  -    Form of Assignment and Acceptance Agreement


SCHEDULES
---------

Schedule 1   -    Liens
Schedule 2   -    Financial Condition
Schedule 3   -    Liabilities
Schedule 4   -    Litigation
Schedule 5   -    Subsidiaries
Schedule 6   -    Environmental Matters
Schedule 7   -    Title Matters
Schedule 8   -    Curative Matters

                        SECOND RESTATED LOAN AGREEMENT


     THIS SECOND RESTATED LOAN AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 23rd day of January, 1998, by and between GOTHIC ENERGY CORPORATION, an Oklahoma corporation ("Energy"), GOTHIC ENERGY OF TEXAS, INC., an Oklahoma corporation ("Texas") and GOTHIC GAS CORPORATION, an Oklahoma corporation ("Gas") (Energy, Gas and Texas are hereinafter collectively referred to as "Borrowers" and individually as a "Borrower" ) and BANK ONE, TEXAS, N.A., a national banking association ("Bank One"), CREDIT LYONNAIS, NEW YORK BRANCH ("CL") and BANQUE PARIBAS ("Paribas") and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 28 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually, "Bank") and Bank One, as Administrative and Syndication Agent (the "Agent") and CL and Paribas, as Co-Documentation Agents (the "Co-Agents").


                             W I T N E S S E T H:

     WHEREAS, Borrowers and Bank One entered into a Loan Agreement dated as of January 19, 1996 (the "Loan Agreement") under the terms of which Bank One agreed, subject to the satisfaction of certain conditions precedent set forth therein, to provide Borrowers, Buttonwood Energy Corporation ("Buttonwood") and Buttonwood Petroleum, Inc., ("Petroleum") with a revolving loan facility in amounts of up to $20,000,000.00; and

     WHEREAS, the Loan Agreement was amended pursuant to a First Amendment to Loan Agreement dated as of January 30, 1996, a Second Amendment to Loan Agreement dated as of May 14, 1996, a Third Amendment to Loan Agreement dated July 31, 1996 and a Fourth Amendment to Loan Agreement dated as of November 26, 1996 and a Fifth Amendment to Loan Agreement dated December 17, 1997; and

     WHEREAS, the Loan Agreement was restated in its entirety pursuant to a Restated Loan Agreement dated February 17, 1997 (the "Restated Loan Agreement"); and

     WHEREAS, the Restated Loan Agreement was amended by a Letter Agreement dated May 14, 1997, a First Amendment to Restated Loan Agreement dated as of August 29, 1997 and a Second Amendment to Restated Loan Agreement dated as of September 8, 1997; and

     WHEREAS, the Borrowers and the Banks have agreed to further restate the Restated Loan Agreement to increase the amount of the reducing revolver, add a new bridge loan facility and make certain other changes thereto.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree to restate the Loan Agreement as follows:

     1. DEFINITIONS. When used herein the terms "Agent", "Agreement ", "Bank", "Banks", "Bank One", "Borrower", "Borrowers", "Co-Agents", "CL", "Energy", "Gas", "Paribas" and "Texas" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

         (a)  Acquisition - The term "Acquisition" is used herein as defined in
              -----------
     Section 11(a)(vii) hereof.

         (b)  Advance or Advances - A loan or loans hereunder.
              -------------------

         (c)  Affiliate - Any Person which, directly or indirectly, controls, is
              ---------
     controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

         (d)  Assignment and Acceptance - A document substantially in the form
              -------------------------
     of Exhibit "E" hereto.

         (e)  Borrowing Base - The value assigned by the Banks from time to time
              --------------
     to the Oil and Gas Properties pursuant to Section 7 hereof. Until the next determination of the Borrowing Base pursuant to Section 7(b) hereof the Borrowing Base shall be $160,000,000.

         (f)  Borrowing Date - The date elected by Borrowers pursuant to Section
              --------------
     2(b) hereof for an Advance on the Revolving Loan.

         (g)  Bridge Loan - The $60,000,000 Loan made pursuant to Section 2(b)
              -----------
     hereof.

         (h)  Bridge Loan Commitment - As to all Banks, $60,000,000 and as to
              ----------------------
     each Bank at the Effective Date the amount set forth below:

         Bank One    -   $30,000,000
         CL          -   $15,000,000
         Paribas     -   $15,000,000

     The Bridge Loan Commitment of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof.

         (i)  Bridge Loan Commitment Percentage - For each Bank, the percentage
              ---------------------------------
     derived by dividing its Bridge Loan Commitment at the time of determination by the Bridge Loan Commitment of all Banks at the time of determination. At the Effective Date, the Bridge Loan Commitment Percentages are as follows:

         Bank One           50%
         CL                 25%
         Paribas            25%

     The Bridge Loan Commitment Percentage of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof.

         (j)  Bridge Loan Maturity Date - June 30, 1998.
              -------------------------

         (k)  Bridge Notes - The Bridge Notes described in Section 3 hereof.
              ------------

         (l)  Business Day - The normal banking hours during any day (other than
              ------------
     Saturdays or Sundays) that banks are legally open for business in Dallas, Texas.

         (m)  Change of Control - A Change of Control shall occur if any Person
              -----------------
     (or syndicate or group of Persons which is deemed a Person for the purposes of Sections 13(d) or 14(d)(ii) of the Securities Act of 1934, as amended) shall acquire, directly or indirectly an amount of issued and outstanding voting stock of any Borrower (including the acquisition of newly-issued stock) sufficient to change the control of such Borrower by causing the election or change of a majority of the directors of such Borrower.

         (n)  Change of Management - A Change of Management shall occur if
              --------------------
     Michael Paulk ever ceases to act as President of Energy and a replacement for such officer, acceptable to Agent and the Co-Agents, is not appointed within thirty (30) days thereafter.

         (o)  Commitments - The Revolving Commitment and the Bridge Loan
              -----------
     Commitment.

         (p)  Current Assets - The total of the Borrowers' consolidated current
              --------------
     assets determined in accordance with GAAP, plus, as of any date, the current unused availability on the Revolving Commitment.

         (q)  Current Liabilities - The total of Borrowers' consolidated current
              -------------------
     obligations as determined in accordance with GAAP, excluding therefrom current maturities due on the Revolving Loan.

         (r)  Defaulting Bank - The term "Defaulting Bank" is used herein as
              ---------------
     defined in Section 3(g) hereof.

         (s)  EBITDA - Earnings for any period before provision for interest
              ------
     expense, income taxes, depreciation, depletion and amortization for such period, as determined in accordance with GAAP.

         (t)  Effective Date - The date of this Agreement.
              --------------

         (u)  Eligible Assignee - Any of (i) a Bank or any Affiliate of a Bank;
              -----------------
     (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; and (iv) a Person that is primarily engaged in the business of commercial banking and that
     (A) is a subsidiary of a Bank, (B) a subsidiary of a Person of which a Bank is a subsidiary, or (C) a Person of which a Bank is a subsidiary.

         (v)  Environmental Laws - The Comprehensive Environmental Response,
              ------------------
     Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. (S)9601, et
                                                                      --
     seq., the Resource Conservation and Recovery Act, as amended by the
     ---
     Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. (S)6901, et seq.,
                                                                   -- ---
     the Clean Air Act, 42 U.S.C.A. (S)1251, et seq., the Toxic Substances
                                                -- ---
     Control Act, 15 U.S.C.A. (S)2601, et seq., The Oil Pollution Act of 1990,
                                       -- ---
     33 U.S.G. (S)2701, et seq., and all other laws, statutes, codes, acts,
                        -- ---
     ordinances, orders, judgments, decrees, injunctions, rules, regulations, order and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos or "hazardous substances" as defined by 42 U.S.C. (S)9601, et seq., as amended, as
                                                  -- ---
     each of the foregoing may be amended from time to time.

         (w)  Environmental Liability - Any claim, demand, obligation, cause of
              -----------------------
     action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

         (x)  Environmental Lien - A Lien in favor of any court, governmental
              ------------------
     agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

         (y)  Equity Condition - The term "Equity Condition" is used herein as
              ----------------
     defined in that Certain Consent Solicitation Statement dated as of January 7, 1998 from Energy to the holders of the Senior Unsecured Notes.

         (z)  ERISA - The Employee Retirement Income Security Act of 1974, as
              -----
     amended.

         (aa) Eurodollar Business Day - A Business Day on which dealings in
              -----------------------
     U.S. Dollar deposits are carried on in the London interbank market.

         (bb) Eurodollar Interest Period - With respect to any Eurodollar Loan
              --------------------------
     (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrowers pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrowers pursuant to Section 4(a)(ii); provided, however, that (i) if any Eurodollar Interest Period would otherwise expire on a day which is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day, (ii) if any Eurodollar Interest Period begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Eurodollar Business Day of a calendar month, and (iii) any Eurodollar Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

         (cc) Eurodollar Loan - Any loan during any period which bears interest
              ---------------
     at the Eurodollar Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

         (dd) Eurodollar Margin - The Eurodollar Margin in effect from day to
              -----------------
     day shall be:

              (i) At any time any amount is outstanding on the Bridge Loan, three percent (3%); or

              (ii) When there is no outstanding balance on the Bridge Loan:

                    (A) two percent (2%) per annum whenever the Total
               Outstandings are greater than 75% of the Borrowing Base in effect at the time in question;

                     (B) one and three-quarters percent (1.75%) per annum
               whenever the Total Outstandings are greater than 50%, but less than or equal to 75%, of the Borrowing Base in effect at the time in question; or

                     (C) one and one-half percent (1.50%) per annum whenever the
               Total Outstandings are 50% or less of the Borrowing Base in effect at the time in question; and

               (iii) in addition to the foregoing, if Borrowers do not satisfy the Equity Condition, an additional margin of one percent (1%) per annum shall be added to the applicable Eurodollar Margin specified above in either (dd)(i) or (ii); and

               (iv) in addition to the foregoing, if Borrowers do not satisfy the Subordinated Notes Condition, an additional margin of one percent (1%) per annum shall be added to the applicable Eurodollar Margin specified above in either (dd)(i) or (ii).

          (ee) Eurodollar Rate - With respect to each Eurodollar Interest
               ---------------
     Period, the rate of interest per annum (rounded up, if necessary, to the nearest 1/16 of 1%) at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to the Agent (at approximately 10:00 a.m., Dallas, Texas time two Eurodollar Business Days prior to the first day of each Eurodollar Interest Period) in the London interbank market for delivery on the first day of such Eurodollar Interest Period in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Interest Period relates. Each determination of the Eurodollar Rate by the Agent shall, in the absence of error, be conclusive and binding.

          (ff) Excess Cash Flow - EBITDA less (i) the Monthly Commitment
               ----------------
     Reduction in effect from time to time, (ii) accrued interest on the Senior Unsecured Notes, any other senior unsecured notes, any subordinated unsecured notes and on the Notes, (iii) capital expenditures used for the development of oil and gas properties in an amount not exceeding during any calendar month the amount of $1,500,000, said amounts to be calculated monthly beginning with the month ended December 31, 1997.

          (gg) Financial Statements - Balance sheets, income statements,
               --------------------
     statements of cash flow and appropriate footnotes and schedules, prepared in accordance with GAAP.

          (hh) GAAP - Generally accepted accounting principles, consistently
               ----
     applied.

          (ii) Indenture - That certain Indenture dated as of September 9, 1997
               ---------
     by and among Energy, as Issuer, Texas and Gas, as Guarantors, and The Bank of New York, as

     Trustee, pursuant to which the 12 1/4% Series A Senior Notes due 2004 and the 12-1/4% Series B Senior Notes due 2004 were issued.

          (jj) Interest Payment Date - The earlier of (i) the last day of each
               ---------------------
     Interest Period or (ii) the last day of each calendar month.

          (kk) Interest Period - Any Prime Rate Interest Period, or Eurodollar
               ---------------
     Interest Period.

          (ll) Letters of Credit - The term "Letters of Credit" is used herein
               -----------------
     as defined in Section 2(d) hereof.

          (mm) Lien - Any mortgage, deed of trust, pledge, security interest,
               ----
     assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

          (nn) Loans - The Revolving Loan and the Bridge Loan.
               -----

          (oo) Loan Documents - This Agreement, the Notes, the Security
               --------------
     Instruments and all other documents executed in connection with the transaction described in this Agreement.

          (pp) Majority Banks - While any amounts are owed under the Bridge
               --------------
     Loan, Banks holding 100% of the Commitments or if the Commitments have been terminated, Banks holding 100% of the outstanding Loans. After the Bridge Loan is repaid in full, both principal and interest, Banks holding 66-2/3% or more of the Commitments or if the Commitments have been terminated, Banks holding 66-2/3% of the outstanding Loans.

          (qq) Material Adverse Effect - Any circumstance or event which could
               -----------------------
     have a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of the Borrowers, or (ii) the ability of the Borrowers to carry out their respective businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet their obligations under the Note, this Agreement or the other Loan Documents on a timely basis.

          (rr) Maximum Rate - At any particular time in question, the maximum
               ------------
     non-usurious rate of interest which under applicable law may then be charged on the Note. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrowers from time to time as the effective date of each change in such Maximum Rate.

          (ss) Minimum Interest Coverage Ratio - The ratio of EBITDA to the sum
               -------------------------------
     of

     Total Interest Expense plus any preferred stock dividends paid in cash during the period being measured.

          (tt) Monthly Commitment Reduction - The term "Monthly Commitment
               ----------------------------
     Reduction" is used herein, as defined in Section 2(g) hereof.

          (uu) Net Income - Borrowers' consolidated net income after income
               ----------
     taxes calculated in accordance with GAAP.

          (vv) Notes - The Revolving Notes and the Bridge Notes, substantially
               -----
     in the form of Exhibit "B" and "C" hereto issued or to be issued hereunder to each Bank, respectively, to evidence the indebtedness to such Bank arising by reason of the Advances on the Revolving Loan and the Bridge Loan, together with all modifications, renewals and extensions thereof or any part thereof.

          (ww) Oil and Gas Properties - All oil, gas and mineral properties and
               ----------------------
     interests, related personal properties, in which Borrowers grant to the Banks either a first and prior lien and security interest pursuant to
     Section 6 hereof or negative pledge pursuant to Section 13 hereof.

          (xx) Other Financing - The term "Other Financing" is used herein as
               ---------------
     defined in Section 15(l) hereof.

          (yy) Payor - The term "Payor" is used herein as defined in Section
               -----
     3(i)hereof.

          (zz) Permitted Liens - The term Permitted Lien shall mean (i)
               ---------------
     royalties, overriding royalties, reversionary interests, production payments and similar burdens; (ii) sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive any Borrower of any material right in respect of any such Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which such Borrower has set aside on its books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any Borrower's assets or properties and that do not individually or in the aggregate, cause a

     Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by any Borrower in connection with the construction, maintenance, development, transportation, storage or operation of such Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which such Borrower has set aside on its books adequate reserves in accordance with
     GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting such Borrower's assets and properties which were in existence at the time such Borrower's assets and properties were originally acquired by such Borrower and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of such Borrower's assets and properties, considered in the aggregate;
     (vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate such Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) landlord's liens; (xi) Liens incurred pursuant to the Security Instruments; and (xii) Liens existing at the date of this Agreement which have been disclosed to Banks in the Borrowers' September 30, 1997 Financial Statements or identified in Schedule "1" hereto.

          (aaa)  Person - An individual, a corporation, a partnership, an
                 ------
     association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          (bbb)  Plan - Any plan subject to Title IV of ERISA and maintained by
                 ----
     any Borrower, or any such plan to which a Borrower is required to contribute on behalf of its employees.

          (ccc)  Prime Rate - As of any date, the fluctuating rate of interest
                 ----------
     per annum established from time to time by Agent as its Prime Rate (which rate of interest may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers). Each change in the Prime Rate shall become effective without prior notice to Borrowers automatically as of the opening of business on the date of such change in the Prime Rate.

          (ddd)  Prime Rate Interest Period - With respect to any Prime Rate
                 --------------------------
     Loan, the period ending on the first day of each month, provided, however, that (i) if any Prime Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) if any Prime Rate Interest Period would otherwise end after the Maturity Date such Interest Period shall end on the Maturity Date.

          (eee)  Prime Rate Loans - Any loan during any period which bears
                 ----------------
     interest based upon the Prime Rate or which would bear interest based upon the Prime Rate if the Maximum Rate ceiling was not in effect at that particular time.

          (fff)  Prime Rate Margin - The Prime Rate Margin in effect from day to
                 -----------------
     day shall be:

                 (i)   for Revolving Loans, the Prime Rate Margin shall be:

                       (A) one-half of one percent (.50%) when any amount is
                 outstanding on the Bridge Loan; and

                       (B) at any other time, the Prime Rate Margin shall be 0%;

                 (ii)  for the Bridge Loans, the Prime Rate Margin shall be:

                       (A) one percent (1%) from the Effective Date through
                 March 31, 1998; and

                       (B) thereafter, the Prime Rate Margin shall be two
                 percent (2%); and

                 (iii) in addition to the foregoing, if Borrowers do not satisfy the Equity Condition, an additional margin of one percent (1%) per annum shall be added to the applicable Prime Rate Margin specified above in either (fff)(i) or (ii); and

                 (iv) in addition to the foregoing, if Borrowers do not satisfy the Subordinated Notes Condition, an additional one percent (1%) per annum shall be added to the applicable Prime Rate Margin specified above in either (fff) (i) or (ii).

          (ggg)  Pro Rata or Pro Rata Part - For each Bank, (i) for all purposes
                 -------------------------
     where no Loan is outstanding, such Bank's Revolving Commitment Percentage for matters relating to the Revolving Commitment and its Bridge Loan Commitment Percentage for matters relating to the Bridge Loan Commitment and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Bank bears to the aggregate outstanding Loans owed to all Banks at the time in question (calculated separately for each Bank for the Revolving Loan and the Bridge Loan).

          (hhh)  Reimbursement Obligations - At any time, the obligations of the
                 -------------------------
     Borrowers in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Bank in respect of any drawing or drawings under a Letter of Credit.

          (iii)  Required Payment - The term "Required Payment" is used herein
                 ----------------
     as defined in Section 3(i) hereof.

          (jjj)  Revolving Commitment - (A) For all Banks, the lesser of (i)
                 --------------------                          ------
     $160,000,000 or (ii) the Borrowing Base, in each case as reduced from time to time pursuant to Sections 2, 7 and 11(a)(xvi) hereof, and (B) as to any Bank, its obligation to make Advances hereunder on the Revolving Loan and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, an amount equal to such Bank's Revolving Loan Commitment Percentage times the total Revolving Commitment as of any date. At the Effective Date, each Bank's Revolving Commitment shall be as follows:

               Bank One   -    $80,000,000
               CL         -    $40,000,000
               Paribas    -    $40,000,000

     The Revolving Commitment of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof. Each reduction in the Revolving Commitment shall result in a Pro Rata reduction in each Bank's Revolving Commitment.

          (kkk)  Revolving Commitment Percentage - For each
                 -------------------------------
     Bank the percentage derived by dividing its Revolving Commitment at the time of the determination by the Revolving Commitments of all Banks at the time of determination. At the Effective Date, the Revolving Commitment Percentages are as follows:

          Bank One        50%
          CL              25%
          Paribas         25%

     The Revolving Commitment Percentage of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof.

          (lll)  Revolving Loan - Loan or loans made under the Revolving
                 --------------
     Commitment pursuant to Section 2 hereof.

          (mmm)  Revolving Maturity Date - December 31, 2000.
                 -----------------------

          (nnn) Revolving Notes - The Revolving Notes described in Section 3 hereof.

          (ooo)  Security Instruments - The term Security Instruments is used
                 --------------------
     collectively herein to mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements, all Pledge Agreements, Security Agreements and other collateral documents covering the Oil and Gas Properties and related personal property, equipment, oil and gas inventory, stock and partnership interest and proceeds of the foregoing, all such documents to be in form and substance satisfactory to Agent.

          (ppp)  Senior Unsecured Notes - The 12-1/4% Series A Senior Notes due
                 ----------------------
     2004 and the 12 1/4% Series B Senior Notes due 2004 issued by Energy pursuant to the Indenture.

          (qqq)  Subordinated Notes Condition - The term  "Subordinated Notes
                 ----------------------------
     Condition" is used herein as defined in that certain Consent Solicitation Statement dated as of January 7, 1998, from Energy to the holders of the Senior Unsecured Notes.

          (rrr)  Subsidiary - Any corporation or other entity
                 ----------
     of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by any Borrower or another subsidiary.

          (sss)  Tangible Net Worth - An amount equal to the Borrowers'
                 ------------------
     consolidated stockholders equity, as determined in accordance with GAAP.

          (ttt)  Total Interest Expense - Borrowers' total interest expense for
                 ----------------------
     any period, as determined in accordance with GAAP.

          (uuu)  Total Outstandings - As of any date, the sum of (i) the total
                 ------------------
     principal balance outstanding on the Revolving Notes, plus (ii) the total face amount of all outstanding Letters of Credit, plus (iii) the total amount of all unpaid Reimbursement Obligations.

          (vvv)  Tranche - A Eurodollar Loan or a Prime Rate Loan.
                 -------

          (www)  Unscheduled Redeterminations - A redetermination of the
                 ----------------------------
     Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the reasonable request of Borrowers, (B) at any time it appears to Agent or Majority Banks, in the exercise of their reasonable discretion, that either
     (i) there has been a decrease in the value of the Oil and Gas Properties, or (ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

     2.  COMMITMENTS OF THE BANK.

         (a)   Terms of Revolving Commitment.  On the terms and conditions
               -----------------------------
     hereinafter set forth, each Bank agrees severally to make Advances to the Borrowers from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as the Borrowers may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment less the Total Outstandings. Upon the satisfaction of all of the conditions precedent set forth in Section 11 hereof, all outstanding Revolving Loans and Letters of Credit under the Restated Loan Agreement shall be deemed to be Revolving Loans and Letters of Credit hereunder and the Banks shall be deemed to have bought and sold participations, as appropriate, such that each Bank shall hold its Pro Rata Part of such existing Revolving Loans and Letters of Credit. The obligation of the Borrowers hereunder shall be evidenced by this Agreement and the Revolving Notes issued in connection herewith, said Revolving Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred or failed to occur which with the passage of time or service of notice, or both, would constitute an Event of Default. Each Advance under the Revolving Commitment shall be an aggregate amount of at least $100,000 or a whole number multiple thereof. Irrespective of the face amount of the Revolving Note or Notes, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Revolving Commitment or to increase the Revolving Commitment. The total number of Tranches under the Revolving Commitment which may be outstanding at any time hereunder shall never exceed five (5), whether such Tranches are Prime Rate Loans, Eurodollar Loans, or a combination thereof.

         (b)   Bridge Loan.  On the terms and conditions hereinafter set forth,
               -----------
     the Banks agree severally to make Advances to the Borrowers on the Effective Date in amounts not to exceed, for any Bank, such Bank's Bridge Loan Commitment Any amount not advanced on the Effective Date shall not thereafter be available and no portion thereof, once repaid, may be reborrowed by Borrowers. The Bridge Loan shall constitute a Prime Rate Loan at all times.

         (c)   Procedure for Borrowing.  Whenever the Borrowers desire an
               -----------------------
     Advance hereunder, they shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Dallas, Texas time, (i) one Business Day prior to the Borrowing Date in the case of the Prime Rate Loan, or (ii) three Eurodollar Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which, if at Prime Rate Loan, shall be a Business Day and if a Eurodollar Loan, a Eurodollar Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the Advance constituting Prime Rate Loans and/or Eurodollar Loans, (iv) if any portion of the proposed Advance is to constitute Eurodollar Loans, the initial Interest Period selected by Borrower pursuant to Section 4 hereof to be applicable thereto, and (v) the date upon which such Advance is required. Upon receipt of such Notice, Agent shall advise each Bank thereof; provided, that if the Banks have received at least one (1) day's notice of such Advance prior to funding of a Prime Rate Loan, or at least three (3) days' notice of each Advance prior to funding in the case of a Eurodollar Loan, each Bank shall provide Agent at its office at 1717 Main Street, Dallas, Texas 75201, not later than 1:00 p.m., Dallas, Texas time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Bank shall never exceed such Bank's Revolving Commitment. Not later than 2:00 p.m., Dallas, Texas time, on the Borrowing Date, Agent shall make available to the Borrowers at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to the Borrowers in acting upon any Notice referred to above which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Banks in accordance with this Agreement, pursuant to any such Notice, the Borrowers shall have effected Advances hereunder.

         (d)   Letters of Credit.  On the terms and conditions hereinafter set
               -----------------
     forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date upon request of Borrowers issue standby and/or commercial Letters of Credit for the account of Borrowers (the "Letters of Credit") in such face amounts as Borrowers may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Ten Million Dollars ($10,000,000.00). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances for Borrowing Base purposes and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Revolving Notes. Each Letter of Credit issued for the account of Borrowers hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrowers, (ii) have an expiration date not exceeding the earlier of (a) one year or (b) the Revolving Maturity Date, and (iii) contain such other terms and provisions as may be required by Bank. Each Bank (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Bank's Revolving Commitment Percentage of such liability, and each Bank (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Revolving Commitment Percentage of Agent's liability under such Letter of Credit. The Borrowers, and each of them, hereby unconditionally agree to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrowers of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrowers shall advise the Agent whether or not they intend to borrow hereunder to finance their obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(c) hereof. If Borrowers fail to so advise Agent and thereafter fail to reimburse Agent, the Agent shall notify each Bank of the demand and the failure of the Borrowers to reimburse the Agent, and each Bank shall reimburse the Agent for its Revolving Commitment Percentage of each such draw paid by the Agent and unreimbursed by the Borrowers. All such amounts paid by Agent and/or reimbursed by the Banks shall be treated as an Advance or Advances under the Revolving Commitment, which Advances shall be immediately due and payable and shall bear interest at the Maximum Rate.

         (e)  Procedure for Obtaining Letters of Credit.  The amount and date of
              -----------------------------------------
     issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Banks' commitment above in Section 2(d) shall be designated by Borrowers' written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrowers shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereon when added to the face amount of the outstanding Letters of Credit plus any Reimbursement Obligations exceeds Ten Million Dollars ($10,000,000.00) or
     (B) the amount thereof when added to the Total Outstandings would exceed the Revolving Commitment. Borrowers agree to pay the Agent for the benefit of the Banks commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the greater of
     (i) one percent (1%) per annum on the maximum face amount of the Letter of Credit or (ii) $500.00. Borrower further agrees to pay Agent an additional fronting fee equal to one-eighth of one percent (.125%) per annum on the maximum face amount of each Letter of Credit. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

         (f)  Voluntary Reduction of Revolving Commitment.  The Borrowers may at
              -------------------------------------------
     any time, or from time to time, upon not less than three (3) Business Days prior written notice to Agent, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction in the Revolving Commitment must be in the amount of $500,000 or more, in increments of $100,000 and (ii) each reduction must be accompanied by a prepayment of the Revolving Notes in the amount by which the outstanding principal balance of the Revolving Notes exceeds the Revolving Commitment as reduced pursuant to this Section 2.

         (g)  Mandatory Commitment Reductions -
              -------------------------------

              (i)  Monthly Commitment Reduction.  The Borrowing Base and the
                   ----------------------------
         Revolving Commitment shall be reduced as of the first day of each month beginning February 1, 1998 by an amount determined by the Banks pursuant to Section 7(b) hereof (the "Monthly Commitment Reduction"). The Monthly Commitment Reduction shall be $2,000,000 beginning on February 1, 1998, with like reductions continuing on the first day of each month thereafter until redetermined pursuant to Section 7(b) hereof. If as a result of any such Monthly Commitment Reduction, the Total Outstandings ever exceed the Revolving Commitment then in effect, the Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

              (ii) Other Commitment Reductions.  The Borrowing Base and the
                   ---------------------------
         Revolving Commitment shall be permanently reduced from time to time by the amount of (i) any prepayment required by Section 12(r) hereof upon the sale of assets and (ii) any reduction on the Revolving Commitment made by Borrowers from the proceeds of the sale of any Other Unsecured Debt (as hereinafter defined) or any equity. If, as a result of any such reduction in the Revolving

         Commitment, the Total Outstandings ever exceed the Revolving Commitment then in effect, the Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.

          (h)  Several Obligations.  The obligations of the Banks under the
               -------------------
     Commitments are several and not joint. The failure of any Bank to make an Advance required to be made by it shall not relieve any other Bank of its obligation to make its Advance, and no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank. No Bank shall be required to lend hereunder any amount in excess of its legal lending limit.



          (i)  Limited Liability of Texas and Gas. While the obligations of the
               ----------------------------------
     Borrowers under this Agreement and the Notes shall be joint and several obligations of Energy, Texas and Gas, the liability of Texas and Gas thereunder shall be limited to the maximum amount of liability that can be incurred without rendering the obligations of Texas and Gas under the Loan Documents voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

     3. NOTES EVIDENCING LOANS. The loans described above in Section 2 shall be evidenced by promissory notes of Borrowers as follows:

          (a)  Form of Revolving Notes - The Revolving Loan shall be evidenced
               -----------------------
     by a Note or Notes in the aggregate face amount of $160,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions (each a "Revolving Note"). Notwithstanding the face amount of the Revolving Notes, the actual principal amount due from the Borrowers to Banks on account of the Revolving Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Banks in collected funds with respect thereto. Although the Revolving Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Revolving Notes may be higher, the Revolving Notes shall be enforceable, with respect to Borrowers' obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans. Irrespective of the face amount of the Revolving Notes, no Bank shall ever be obligated to advance on the Revolving Commitment any amount in excess of its Revolving Commitment then in effect.

          (b)  Form of Bridge Notes - The Bridge Loan shall be evidenced by a
               --------------------
     Bridge Note or Notes in the aggregate face amount of $60,000,000, and shall be in the form of Exhibit "C" hereto with appropriate insertions (each a "Bridge Note").

          (c)  Issuance of Additional Notes - At the Effective Date there shall
               ----------------------------
     be outstanding (i) one Revolving Note in the aggregate face amount of $80,000,000 payable to the order of Bank One, (ii) one Revolving Note in the aggregate face amount of $40,000,000 payable to the order of CL, (iii) one Revolving Note in the aggregate face amount of $40,000,000 payable to the order of Paribas, (iv) one Bridge Note, in the aggregate face amount of $30,000,000 payable to the order of Bank One, (v) one Bridge Note in the aggregate face amount of $15,000,000 payable to order of CL and (vi) one Bridge Note in the aggregate face amount of $15,000,000 payable to the order of Paribas. From time to time new Notes may issued to other Banks as such Banks become parties to this Agreement. Upon request from Agent, the Borrowers shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange their Notes for newly issued Notes to better reflect the extent of each Bank's Commitments hereunder.

          (d)  Interest Rates - The unpaid principal balance of the Notes shall
               --------------
     bear interest from time to time as follows:

               (i)   Revolving Notes.  Interest on the Revolving Notes shall
                     ---------------
          bear interest from time to time as set forth in Section 4 hereof;

               (ii)  Bridge Notes.  The unpaid principal balance of the Bridge
                     ------------
          Notes shall bear interest from time to time as set forth in Sections 4(a)(i) and (d) hereof.

          (e)  Payment of Interest - Interest on the Notes shall be payable on
               -------------------
     each Interest Payment Date.

          (f)  Payment of Principal -
               --------------------

               (i)   Revolving Notes.  Principal of the Revolving Note or Notes
                     ---------------
          shall be due and payable to the Agent for the ratable benefit of the Banks on the Revolving Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Section 9(b) or 9(c) hereof.

               (ii)  Bridge Notes.  Principal of the Bridge Note or Notes shall
                     ------------
          be due and payable to the Agent for the ratable benefit of the Banks on the Bridge Loan Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Section 9(c) hereof;

          (g)  Payment to Banks - Each Bank's Pro Rata Part of payment or
               ----------------
     prepayment of the Loans shall be directed by wire transfer to such Bank by the Agent at the address provided to the Agent for such Bank for payments no later than 2:00 p.m., Dallas, Texas, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Bank shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Bank") and the Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Dallas, Texas, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Bank as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Bank.

          (h)  Sharing of Payments, Etc. - If any Bank shall obtain any payment
               -------------------------
     (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on either of the Loans, as the case may be, obtained by all Banks, such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

          (i)  Non-Receipt of Funds by the Agent - Unless the Agent shall have
               ---------------------------------
     been notified by a Bank or the Borrowers (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrowers are to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

          (j)  Capital Adequacy - If either (i) the introduction or
               ----------------
     implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation or (ii) the introduction or implementation of or the compliance with any mandatory request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank as a result of maintaining its Pro Rata Part of the Commitments, then within fifteen (15) days after demand by such Bank, the Borrowers will pay to such Bank, from time to time as specified by such Bank, such additional amount or amounts which such Bank shall reasonably determine to be appropriate to compensate such Bank or any corporation controlling such Bank in light of such circumstances, to the extent that such Bank reasonably determines that the amount of any such capital would be increased, or the rate of return on any such capital would be reduced in whole or in part, based on the existence of the amount of the Loans or such Bank's Commitment under this Agreement.

     4.   INTEREST RATES.

          (a)  Options.
               -------

               (i)   Prime Rate Loans.  Borrowers agree to pay interest on the
                     ----------------
          Notes calculated on the basis of the actual days elapsed in a year consisting of 365 or, if appropriate, 366 days with respect to the unpaid principal amount of each Prime Rate Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the sum of the Prime Rate plus the Prime Rate Margin. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Prime Rate Loans shall be payable as specified in
          Section 3(f) hereof and the interest in respect of each Prime Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Prime Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate.

               (ii)  Eurodollar Loans.  Borrowers agree to pay interest
                     ----------------
          calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Eurodollar Rate plus the Eurodollar Margin. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(f) hereof and the interest with respect to each Eurodollar Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Maximum Rate. Upon three (3) Eurodollar Business Days' written notice prior to the making by the Banks of any Eurodollar Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrowers shall have the option, subject to compliance by Borrowers with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one
          (1), two (2), three (3) or six (6) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrowers shall be deemed to have elected to convert all maturing Eurodollar Loans to Prime Rate Loans.

          (b)  Interest Rate Determination. The Agent shall determine each
               ---------------------------
     interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrowers of each rate of interest so determined and its determination thereof shall be conclusive absent error.

          (c)  Conversion Option. Borrowers may elect from time to time (i) to
               -----------------
     convert all or any part of its Eurodollar Loans to Prime Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Dallas, Texas time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, (ii) to convert all or any part of its Prime Rate Loans (other than the Bridge Loans) to Eurodollar Loans by giving the Agent irrevocable written notice of such election three (3) Eurodollar Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day or a Business Day, as the case may be, on the next succeeding Eurodollar Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement on the Notes.

          (d)  Recoupment. If at any time the applicable rate of interest
               ----------
     selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or (ii), as the case may be, had at all times been in effect.

     5.   SPECIAL PROVISIONS RELATING TO LOANS.

          (a)  Unavailability of Funds or Inadequacy of Pricing. In the event
               ------------------------------------------------
     that, in connection with any proposed Eurodollar Loan, any Bank (i) shall have determined that U.S. Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for Eurodollar Loans are not available to such Bank in the London interbank market; or (ii) in good faith determines that the Eurodollar Interest Rate will not adequately reflect the cost to such Bank of maintaining or funding the Eurodollar Loans for such Interest Period, the obligations of the Banks to make the Eurodollar Loans, as the case may be, shall be suspended until such time such Bank in its sole discretion reasonably exercised determines that the event resulting in such suspension has ceased to exist. If any Bank shall make such determination it shall promptly notify the Agent in writing, and Agent shall promptly notify Borrowers in writing, and Borrowers shall either repay the outstanding Eurodollar Loans, as the case may be, owed to Banks, without penalty, on the last day of the current Interest Period or convert the same to Prime Rate Loans in the case of Eurodollar Loans on the last day of the then current Interest Period for such Eurodollar Loan.

          (b)  Reserve Requirements. In the event of any change in any
               --------------------
     applicable law, treaty or regulation or in the interpretation or administration thereof, or in the event any central bank or other fiscal monetary or other authority having jurisdiction over any Bank or the loans contemplated by this Agreement shall impose, modify or deem applicable any reserve requirement of the Board of Governors of the Federal Reserve System on any Eurodollar Loan or loans, or any other reserve, special deposit, or similar requirements against assets to, deposits with or for the account of, or credit extended by, the Banks or shall impose on any Bank or the London interbank market, as the case may be, any other condition affecting this Agreement or the Eurodollar Loans and the result of any of the foregoing is to increase the cost to any Bank in making or maintaining its Eurodollar Loans or to reduce any amount (or the effective return on any amount) received by any Bank hereunder, then Borrowers shall pay to the Banks upon demand of any Bank as additional interest on the Notes evidencing the Eurodollar Loans such additional amount or amounts as will reimburse the Banks for such additional cost or such reduction.

     The Banks shall give notice to Borrowers upon becoming aware of any such change or imposition which may result in any such increase or reduction. A certificate of any Bank setting forth the basis for the determination of such amount necessary to compensate Banks as aforesaid shall be delivered to Borrowers and shall be conclusive as to such determination and such amount, absent error.

          (c)  Taxes. Both principal and interest on the Notes evidencing the
               -----
     Loans are payable without withholding or deduction for or on account of any taxes. If any taxes are levied or imposed on or with respect to the Notes evidencing the Loans or on any payment on the Notes evidencing the Loans made to any Bank, then, and in any such event, Borrowers shall pay to the Banks upon demand of any Bank such additional amounts as may be necessary so that every net payment of principal and interest on the Notes evidencing the Loans, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided for herein. In addition, if at any time when the Loans are outstanding any laws enacted or promulgated, or any court of law or governmental agency interprets or administers any law, which, in any such case, materially changes the basis of taxation of payments to any Bank of principal of or interest on the Notes evidencing the Loans by reason of subjecting such payments to double taxation or otherwise (except through an increase in the rate of tax on the overall net income of such Bank or Banks) then Borrowers will pay the amount of loss to the extent that such loss is caused by such a change. The Banks shall give notice to Borrowers upon becoming aware of the amount of any loss incurred by any Bank through enactment or promulgation of any such law which materially changes the basis of taxation of payments to one or more of the Banks. The Banks shall also give notice on becoming aware of any such enactment or promulgation which may result in such payments becoming subject to double taxation or otherwise. A certificate of any Bank setting forth the basis for the determination of such loss and the computation of such amounts shall be delivered to Borrowers and shall be conclusive of such determination and such amount, absent error.

          (d)  Change in Laws. If at any time any new law or any change in
               --------------
     existing laws or in the interpretation of any new or existing laws shall make it unlawful for the Banks to maintain or fund its Eurodollar Loans hereunder, then the Banks shall promptly notify Borrowers in writing and Borrowers shall either repay the outstanding Eurodollar Loans owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if any Bank may not lawfully continue to maintain and fund such Eurodollar Loans, immediately), or Borrowers may convert such Eurodollar Loans at such appropriate time to Prime Rate Loans.

          (e)  Option to Fund. The Banks shall each have the option if the
               --------------
     Borrowers elect a Eurodollar Loan, to purchase one or more deposits in order to fund or maintain its funding of the principal balance of its Note to which such Eurodollar Loan is applicable during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid under such Eurodollar Loan and any amounts owing hereunder and under the Notes. Any Bank shall be entitled to fund and maintain its funding of all or any part of that portion of the principal balance of the Notes in any manner it sees fit, but all such determinations hereunder shall be made as if such Bank have actually funded and maintained that portion of the principal balance of the Notes to which a Eurodollar Loan is applicable during the applicable Interest Period through the purchase of deposits in an amount equal to the principal balance of the Notes to which such Eurodollar Loan is applicable and having a maturity corresponding to such Interest Period. Any Bank may fund the outstanding principal balance of the Notes which is to be subject to any Eurodollar Loan from any branch or office of such Bank as any Bank may designate from time to time.

          (f)  Indemnity. Borrowers shall indemnify and hold harmless the Banks
               ---------
     against all reasonable and necessary out-of-pocket costs and expenses which the Banks may sustain (i) as a consequence of any default by Borrowers under this Agreement, or (ii) as a result of the making of any loan or loans as a Eurodollar Loan under this Agreement.

          (g)  Payments Not at End of Interest Period. If the Borrowers make any
               --------------------------------------
     payment of principal with respect to any Eurodollar Loan on any day other than the last day of the Interest Period applicable to such Eurodollar Loan or fail to make, borrow or convert a Eurodollar Loan on the date requested, then Borrowers shall reimburse the Banks on demand for any loss, cost or expense incurred by the Banks as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the cost of funds to the Banks in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if any Bank is able to redeposit such principal amount so paid for the balance of the Interest Period, by the interest earned by such Bank as a result of so redepositing such principal amount, plus (ii) any expense or penalty incurred by the Bank in redepositing such principal amount. A certificate of any Bank setting forth the basis for the determination of the amount owed by Borrowers pursuant to this Section 5(g) shall be delivered to the Borrowers and shall be conclusive in the absence of manifest error.

     6. COLLATERAL SECURITY. To secure the performance by Borrowers of their obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrowers have heretofore granted and assigned to Bank One a first and prior Lien on certain of their Oil and Gas Properties, certain related equipment, oil and gas inventory, the general partnership interest in the Sycamore Gas System, the stock in Sycamore Pipeline, Inc. and certain bank accounts and proceeds of the foregoing. Contemporaneously with the execution of this Agreement and the Notes, the Borrowers shall grant and assign to Agent for the ratable benefit of the Banks a first and prior security interest and Lien on certain of their Oil and Gas Properties being acquired as of the Effective Date and on certain escrow accounts. The Liens held by Bank One on the Oil and Gas Properties shall be assigned, as of the Effective Date, to the Agent for the ratable benefit of the Banks. The Oil and Gas Properties heretofore and herewith mortgaged to the Agent shall represent not less than 90% of the Engineered Value (as hereinafter defined) of Borrower's Oil and Gas Properties as of the Effective Date. All Oil and Gas Properties and other collateral in which Borrowers have heretofore granted to Bank One, or herewith granted or hereafter grants to Agent for the ratable benefit of the Banks a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

     The granting and assigning of such security interests and Liens by Borrowers shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter, Borrowers shall furnish to the Agent mortgage and title opinions and other title information satisfactory to Agent with respect to the title and Lien status of Borrowers' interests in not less than 90% of the Engineered Value of the Oil and Gas Properties covered by the Security Instruments as Agent shall have designated. "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent for the ratable benefit of the Banks, pursuant to Sections 7 and 12 hereof. Borrowers will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Banks' security interests and Liens in the Oil and Gas Properties or any part thereof.

     7.   BORROWING BASE.

          (a)  Initial Borrowing Base. At the Effective Date, the Borrowing Base
               ----------------------
     shall be $160,000,000. Upon payment of the Release Price required pursuant to Section 11(a)(xvi), the Borrowing Base shall be reduced to $156,450,000.

          (b)  Subsequent Determinations of Borrowing Base. Subsequent
               -------------------------------------------
     determinations of the Borrowing Base shall be made by the Banks at least semi-annually on April 1 and October 1 of each year beginning April 1, 1998 or as Unscheduled Redeterminations. In connection with, and as of, each determination of the Borrowing Base, the Banks shall also redetermine the Monthly Commitment Reduction. The

     Borrowers shall furnish to the Banks as soon as possible but in any event no later than March 1 of each year, beginning March 1, 1998, with an Engineering Report in form and substance satisfactory to the Agent prepared by an independent petroleum engineering acceptable to Agent covering the Oil and Gas Properties utilizing economic and pricing parameters used by Agent as established from time to time, together with such other information concerning the value of the Oil and Gas Properties as the Agent shall deem necessary to determine the value of the Oil and Gas Properties. By September 1 of each year, or within thirty (30) days after either (i) receipt of notice from Agent that the Banks require an Unscheduled Redetermination, or (ii) the Borrowers give notice to Agent of their desire to have an Unscheduled Redetermination performed, the Borrowers shall furnish to the Banks an engineering report in form and substance satisfactory to Agent prepared by Borrower's in-house engineering staff valuing the Oil and Gas Properties utilizing economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. Agent shall by notice to the Borrowers no later than April 1 and October 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), notify the Borrowers of the designation by the Banks of the new Borrowing Base and Monthly Commitment Reduction for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Banks, the Agent shall notify the Borrowers within a reasonable time after receipt of all requested information of the new Borrowing Base and Monthly Commitment Reduction, and such new Borrowing Base and Monthly Commitment Reduction shall continue until the next Determination Date. If the Borrowers do not furnish all such information, reports and data by any date specified in this Section 7(b), unless such failure is of no fault of the Borrowers, the Banks may nonetheless designate the Borrowing Base and Monthly Commitment Reduction at any amounts which the Banks in their discretion determine and may redesignate the Borrowing Base and Monthly Commitment Reduction from time to time thereafter until the Banks receive all such information, reports and data, whereupon the Banks shall designate a new Borrowing Base and Monthly Commitment Reduction as described above. Each Bank shall determine the amount of the Borrowing Base and Monthly Commitment Reduction based upon the loan collateral value which such Bank in its discretion (using such methodology, assumptions and discounts rates as such Bank customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties of the Borrowers at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrowers and their affiliates) as such Bank customarily considers in evaluating similar oil and gas credits, but such Bank in its discretion shall not be required to give any additional positive value to any Oil and Gas Property over the current economic and pricing parameters used by such Bank for such Determination Date which additional value is derived directly from a hedging, forward sale or swap agreement covering such Oil and Gas Property as of the date of such determination. All determinations or Unscheduled Redeterminations of the Borrowing Base and the Monthly Commitment Reduction require the approval of 100% of the Banks. If the Banks cannot otherwise agree on the Borrowing Base or the Monthly Commitment Reduction, each Bank shall submit in writing to the Agent its proposed Borrowing Base and Monthly Commitment Reduction and the Borrowing Base and Monthly Commitment Reduction shall be set on the basis of the lowest Borrowing Base and the highest Monthly Commitment Reduction proposed by any Bank. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment required to be made pursuant to Section 12(r) hereof. The Borrowing Base shall be additionally reduced from time to time pursuant to the provisions of Sections 2(f) and 2(g) hereof. It is expressly understood that the Banks have no obligation to designate the Borrowing Base or the Monthly Commitment Reduction at any particular amounts, except in the exercise of their discretion, whether in relation to the Revolving Commitment or otherwise. Provided, however, that the Banks shall not have the obligation to designate a Borrowing Base in an amount in excess of the Revolving Commitment or its legal or internal lending limits. If Energy is ever required to purchase or redeem any of the Senior Unsecured Notes, or any other senior unsecured notes or subordinated unsecured notes which are permitted to be issued pursuant to the terms hereof ("Other Unsecured Debt"), or if any portion of the Senior Unsecured Notes or Other Unsecured Debt become due for any reason, or if any of the Borrowers wish to incur Other Unsecured Debt or issue additional equity, the Agent, either of the Co-Agents or Majority Banks may, at their option, require an Unscheduled Redetermination; provided, however, that nothing contained herein shall be construed to permit any issuance, purchase or redemption of the Senior Unsecured Notes or Other Unsecured Debt, which is otherwise prohibited under the terms and provisions of this Agreement.

     8.   FEES.

          (a)  Unused Commitment Fee. The Borrowers shall pay to Agent for the
               ---------------------
     ratable benefit of the Banks an unused commitment fee (the "Unused Commitment Fee") equivalent to one-half of one percent (1/2%) per annum on the daily average of the unadvanced amount of the Revolving Commitment. The Unused Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning March 31, 1998 with the final fee payment due on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such monthly period, the Borrowers shall pay to the Agent for the ratable benefit of the Banks, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs.

          (b)  Borrowing Base Increase Fee. From and after the Effective Date,
               ---------------------------
     Borrowers shall pay to the Agent for the ratable benefit of the Banks a Borrowing Base increase fee (the "Borrowing Base Increase Fee") equal to one-fourth of one percent (1/4%) of the amount of any increase in the Borrowing Base from the amount of the Borrowing Base set as of the most recent determination (whether on a Determination Date or on the date of an Unscheduled Redetermination), said fee to be payable upon notice to Borrowers of such increase. No Borrowing Base Increase Fee shall be due in connection with the execution of this Agreement and the closing of the transactions described herein.

          (c)  The Letter of Credit Fee. Borrowers shall pay to the Agent the
               ------------------------
     Letter of Credit fees required above in Section 2(e).

          (d)  Agency Fees. The Borrowers shall pay to the Agent certain fees
               -----------
     for acting as Agent hereunder in amounts to be negotiated between the Borrowers and the Agent.

          (e)  Commitment Fees. Borrowers shall pay to Agent for the ratable
               ---------------
     benefit of the Banks, the Commitment Fees described in the Engagement Letter dated November 5, 1997 among Bank One Capital Markets, the Agent and the Borrowers, and in the Commitment Letter dated January 8, 1998 among the Agent, the Co-Agents and the Borrowers (the "Commitment Letter").

          (f)  Structure Fees. Borrowers shall pay to the Agent for the ratable
               --------------
     benefit of the Agent and the Co-Agents, the Structure Fee described in the Commitment Letter.

     9.   PREPAYMENTS.

          (a)  Voluntary Prepayments. Subject to the provisions of Section 5(g)
               ---------------------
     hereof, the Borrowers may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) Eurodollar Business Day's notice to Agent in the case of Eurodollar Loan Tranches and without notice in the case of Prime Rate Loan Tranches and shall be in a minimum amount of $500,000 or any larger multiple thereof or the unpaid balance on the Notes, whichever is less, plus accrued interest thereon to the date of prepayment.

          (b)  Mandatory Prepayment For Borrowing Base Deficiency. In the event
               --------------------------------------------------
     the Total Outstandings ever exceed the Borrowing Base as determined by Banks pursuant to Section 7(b) hereof, the Borrowers shall, within thirty
     (30) days after notification from
     the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Bank, provide the Agent with collateral with value and quality in amounts satisfactory to all of the Banks in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Revolving Notes in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment. If the Total Outstandings ever exceed the Revolving Commitment as a result of a Monthly Commitment Reduction or any other required reduction in the Revolving Commitment, then in such event, Borrowers shall immediately prepay the principal amount of the Revolving Notes in an amount at least equal to such excess plus accrued interest to the date of prepayment.

          (c)  Excess Cash Flow Recapture. During any period that the Bridge
               --------------------------
     Loan, or any part thereof, is outstanding, the Borrowers shall on or before the fifteenth (15th) day of each month beginning February 15, 1998, make a principal prepayment on the Bridge Loan equal to the total monthly Excess Cash Flow for the next preceding month.

     10. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement, the Borrowers hereby, jointly and severally, represent and warrant to the Banks (which representations and warranties will survive the delivery of the Notes) that:

          (a)  Creation and Existence. Each Borrower is a corporation duly
               ----------------------
     organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Each Borrower has all power and authority to own its properties and assets and to transact the business in which it is engaged.

          (b)  Power and Authority. Each Borrower is duly authorized and
               -------------------
     empowered to create and issue the Notes; and each Borrower is duly authorized and empowered to execute, deliver and perform the Loan Documents, including this Agreement; and all corporation action on each Borrower's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

          (c)  Binding Obligations. This Agreement does, and the Notes and other
               -------------------
     Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of each Borrower, enforceable in accordance with its respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally).

          (d)  No Legal Bar or Resultant Lien. The Notes and the Loan Documents,
               ------------------------------
     including this Agreement, do not and will not, to the best of each of the Borrower's knowledge violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which each Borrower is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of any Borrower, other than those contemplated by this Agreement.

          (e)  No Consent. The execution, delivery and performance by each
               ----------
     Borrower of the Notes and the Loan Documents, including this Agreement, and any document executed in connection with the Acquisition (the "Acquisition Documents"), does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for
     (i) consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases, (ii) consents required by the Acquisition Documents, if any, and
     (iii) consents required by the Indenture, all of which consents have been obtained by the Borrowers.

          (f)  Financial Condition. The audited Financial Statements of Energy
               -------------------
     dated December 31, 1996 and the unaudited consolidated and consolidating Financial Statements of Energy dated September 30, 1997, which have been delivered to Banks are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrowers as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of the Borrowers which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Banks in Schedule "2" attached hereto.

          (g)  Liabilities. No Borrower has any material (individually or in the
               -----------
     aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements and on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of any Borrower which is reasonably expected to have a Material Adverse Effect.

          (h)  Litigation. Except as described in the Financial Statements, or
               ----------
     as otherwise disclosed to the Banks in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of any Borrower threatened against or affecting any Borrower which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

          (i)  Taxes; Governmental Charges. Each Borrower has filed all tax
               ---------------------------
     returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon them or their assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

          (j)  Titles, Etc. Each Borrower has good and defensible title to all
               ------------
     of its respective assets, including without limitation, the Oil and Gas Properties, free and clear of all liens or other encumbrances except Permitted Liens.

          (k)  Defaults. No Borrower is in default and no event or circumstance
               --------
     has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which any Borrowers is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

          (l)  Casualties; Taking of Properties. Since the dates of the latest
               --------------------------------
     Financial Statements of the Borrowers delivered to Banks, neither the business nor the assets or properties of any Borrower have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

          (m)  Use of Proceeds; Margin Stock. The proceeds of the Revolving
               -----------------------------
     Commitment will be used by the Borrowers for the purposes (i) of funding a portion of the Acquisition, (ii) of acquisition and development of oil and gas properties, (iii) for Letters of Credit, and (iv) for general corporate purposes. The proceeds of the Bridge Loan Commitment will be used to fund and close the Acquisition. Borrowers are not engaged principally or as one of their important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock " as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

          No Borrower nor any person or entity acting on behalf of any Borrower has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

          (n)  Location of Business and Offices. The principal place of business
               --------------------------------
     and chief executive offices of the Borrowers are located at the address stated in Section 17 hereof.

          (o)  Compliance with the Law. To the best of each Borrower's
               -----------------------
     knowledge, no Borrower:

               (i) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which any Borrower, or any of its assets or properties are subject; or

               (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

     which violation or failure is reasonably expected to have a Material Adverse Effect.

          (p)  No Material Misstatements. No information, exhibit or report
               -------------------------
     furnished by any Borrower to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

          (q)  Not A Utility. No Borrower is an entity engaged in the State of
               -------------
     Texas in the (i) generation, transmission, or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; (iii) provision of telephone or telegraph service to others; (iv) production, transmission, or distribution and sale of steam or water; (v) operation of a railroad; or (vii) provision of sewer service to others.

          (r)  ERISA. Each Borrower is in compliance in all material respects
               -----
     with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of any Borrowers.

          (s)  Public Utility Holding Company Act. No Borrower is a "holding
               ----------------------------------
     company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a"subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (t)  Subsidiaries. All of the Borrowers' Subsidiaries are listed on
               ------------
     Schedule "5" hereto.

          (u)  Environmental Matters. Except as disclosed on Schedule "6", no
               ---------------------
     Borrower (i) has received notice or otherwise learned of any Environmental Liability which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which any Borrowers are or may be liable which may reasonably be expected to result in a Material Adverse Effect.

          (v)  Liens. Except (i) as disclosed on Schedule "1" hereto and (ii)
               -----
     for Permitted Liens, the assets and properties of the Borrowers are free and clear of all liens and encumbrances.

     11.  CONDITIONS OF LENDING.

          (a) The effectiveness of this Agreement, and the obligation to make the initial Advance or issue any initial Letter of Credit under the Revolving Commitment or make the initial Advance under the Bridge Loan shall be subject to satisfaction of the following conditions precedent:

               (i)   Execution and Delivery.  The Borrowers shall each have
                     ----------------------
          executed and delivered the Agreement and other required documents, including mortgages covering the Acquisition properties, all in form and substance satisfactory to the Agent;

               (ii)  Legal Opinion.  The Agent shall have received from
                     -------------
          Borrowers' legal counsel a favorable legal opinion in form and substance satisfactory to it (i) as to the matters set forth in Subsections 10(a), (b), (c), (d), (e) and (h) hereof and

          (ii) as to such other matters as Agent or its counsel may reasonably request, including, but not limited to, matters relating to the stock of Sycamore Pipeline, Inc. being acquired by Gas;

               (iii)  Corporate Resolutions.  The Agent shall have received
                      ---------------------
          appropriate certified corporate resolutions of each Borrower;

               (iv)   Good Standing.  The Agent shall have received evidence of
                      -------------
          existence and good standing for each Borrower;

               (v)    Incumbency.  The Agent shall have received a signed
                      ----------
          certificate of each Borrower, certifying the names of the officers of such Borrower authorized to sign loan documents on behalf of such Borrower, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Bank receives a further certificate of any Borrower canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

               (vi)   Articles of Incorporation and Bylaws.  The Agent shall
                      ------------------------------------
          have received copies of the Articles of Incorporation of each Borrower and all amendments thereto, certified by the Secretary of State of the State of its incorporation, and a copy of the bylaws of each Borrower and all amendments thereto, certified by each Borrower as being true, correct and complete;

               (vii)  Closing of the Amoco Acquisition.  The Agent shall have
                      --------------------------------
          received satisfactory evidence of the closing of the transaction described in the Purchase and Sale Agreement between Amoco Production Company and Energy dated November 24, 1997 (the "Acquisition");

               (viii) New Equity.  Agent shall have received satisfactory
                      ----------
          evidence of the issuance by Energy of new equity prior to the Effective Date on terms acceptable to all of the Banks and the receipt of net proceeds from such issuance equal to at least the sum of $15,000,000 plus an amount equal to (i) cash consent fees paid to the holders of Senior Unsecured Notes for the consent required below in
          Section 11(xi); and (ii) any other fees paid in connection with the issuance of such new equity;

               (ix)   Available Cash.  Agent shall have received satisfactory
                      --------------
          evidence that the Borrowers have available cash on the Effective Date of at least $15,000,000, including therein for such purposes, the amount escrowed with Agent pursuant to the requirements of Section 11(x) hereof;

               (x)    Escrow of Interest Payment.  The Agent shall have received
                      --------------------------
          satisfactory evidence of the escrow by Energy of the March 1998 semi-annual interest payment on the Senior Unsecured Notes;

               (xi)   Consent of Holders of Senior Unsecured Notes.  The Agent
                      --------------------------------------------
          shall have received satisfactory evidence of the receipt by Energy of the required consents of the holders of the Senior Unsecured Notes to the financing transactions described in this Agreement, which consents shall contain the agreement of such holders to the optional redemption of the Senior Unsecured Notes at a repurchase price equal to 100% of the principal amount of the Senior Unsecured Notes plus accrued but unpaid interest if redeemed on or before March 31, 1998, and 101% of the principal amount of the Senior Unsecured Notes plus accrued but unpaid interest if redeemed during the period from April 1 through April 30, 1998, and which consents, together with any consideration paid in connection therewith, shall be acceptable to all of the Banks;

               (xii)  Additional Unsecured Notes. The Agent shall have received
                      --------------------------
          satisfactory evidence of the filing of the necessary documentation, if any, with the Securities and Exchange Commission to (A) issue at least $25,000,000 in additional Senior Unsecured Notes or issue a new senior unsecured note issue of up to $125,000,000 to replace the Senior Unsecured Notes, and (B) issue up to $100,000,000 in new subordinated unsecured notes, all of the terms of which are satisfactory to all of the Banks;

               (xiii) No Default Under the Senior Unsecured Notes.  The Agent
                      -------------------------------------------
          shall have received satisfactory evidence that the Borrowers are not in default under the provisions of the Indenture;

               (xiv)  Payment of Fees.  The Agent shall have received payment in
                      ---------------
          full of all fees due the Agent, the Co-Agent and the Banks at the Effective Date.

               (xv)   Assignment of Liens.  Bank One shall have executed
                      -------------------
          appropriate documentation to assign all Liens previously held by it to itself, as Agent for the benefit of the Banks.

               (xvi)  Payment of Release Price.  The Agent shall have received
                      ------------------------
          payment of $3,550,000 from Borrowers pursuant to Section 12(r) hereof representing the Release Price for Oil and Gas Properties sold by Borrowers to Amoco Production Company in connection with the closing of the Acquisition and certain properties excluded from the Acquisition because of preferential rights, said amount to be applied Pro Rata to the Revolving Loans as a reduction of the Revolving Commitment. After such reduction, both the Revolving Commitment and the Borrowing Base shall be $156,450,000.

               (xvii)  Representation and Warranties.  The representations and
                       -----------------------------
          warranties of Borrowers under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

               (xviii) No Default.  No Default shall have occurred and be
                       ----------
          continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

               (xix)   Other Documents.  Agent shall have received such other
                       ---------------
          instruments and documents incidental and appropriate to the transaction provided for herein as Bank or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

               (xx)    Legal Matters Satisfactory.  All legal matters incident
                       --------------------------
          to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of the Borrowers.

          (b) The obligation of the Banks to make any Advance or issue any Letter of Credit under the Revolving Commitment or to make the Bridge Loan (including the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

               (i)     Representation and Warranties.  The representations and
                       -----------------------------
          warranties of Borrowers under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

               (ii)    No Default.  No Default shall have occurred and be
                       ----------
          continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute a Default;

               (iii)   Other Documents.  Agent shall have received such other
                       ---------------
          instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

               (iv)    Legal Matters Satisfactory.  All legal matters incident
                       --------------------------
          to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of the Borrowers.

     12.  AFFIRMATIVE COVENANTS.  A deviation from the provisions of this
Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the required percentage of the Banks prior to the date of deviation. The Borrowers will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as the Commitments are in existence or any amount is owed to the Agent, the Co-Agent or the Banks under this Agreement or the other Loan Documents.

          (a)  Financial Statements and Reports.  Each Borrower shall promptly
               --------------------------------
     furnish to the Agent from time to time upon request such information regarding the business and affairs and financial condition of Borrowers, as the Agent may reasonably request, and will furnish to the Agent:

               (i)     Annual Audited Financial Statements.  As soon as
                       -----------------------------------
          available, and in any event within ninety (90) days after the close of each fiscal year beginning with the fiscal year ended December 31, 1997, the annual audited consolidated and consolidating Financial Statements of Borrowers, prepared in accordance with GAAP accompanied by an unqualified opinion rendered by an independent accounting firm reasonably acceptable to the Agent;

               (ii)    Quarterly Financial Statements.  As soon as available,
                       ------------------------------
          and in any event within forty-five (45) days after the end of each calendar quarter of each year (except the last calendar quarter of any fiscal year), beginning with the fiscal quarter ended March 31, 1998, the quarterly unaudited consolidated and consolidating Financial Statements of Borrowers prepared in accordance with GAAP;

               (iii)   Report on Properties.  As soon as available and in any
                       --------------------
          event on or before March 1 and September 1 of each calendar year, and at such other times as any Bank, in accordance with Section 7 hereof, may request, the engineering reports required to be furnished to the Agent under such Section 7 on the Oil and Gas Properties;

               (iv)    Monthly Production Reports.  Within 30 days after the end
                       --------------------------
          of each month, a monthly report, in form and substance satisfactory to the Agent, indicating the next preceding month's sales volume, sales revenues, production taxes, operating expense and net operating income from the Oil and Gas Properties, with detailed calculations and worksheets, all in form and substance satisfactory to Agent;

               (v)     SEC Reports.  As soon as available, and in any event
                       -----------
          within five (5) days of filing, copies of all filings by Energy with the Securities and Exchange Commission;

               (vi)    Monthly Excess Cash Flow Certificate.  As soon as
                       ------------------------------------
          available, and in any event by the 15th day of each month beginning February 15, 1998, provide the Agent with a monthly Excess Cash Flow certificate, in form and substance satisfactory to the Agent showing the calculation of the Excess Cash Flow for the next preceding month;

               (vii)   Additional Information.  Promptly upon request of the
                       ----------------------
          Agent from time to time any additional financial information or other information that the Agent may reasonably request.

     All such reports, information, balance sheets and Financial Statements referred to in Subsection 12(a) above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

          (b)  Certificates of Compliance.  Concurrently with the furnishing of
               --------------------------
     the annual audited Financial Statements pursuant to Subsection 12(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 12(a)(ii) hereof for the months coinciding with the end of each calendar quarter, Borrowers will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "C" attached hereto, signed by the President or Chief Financial Officer of each Borrower, (i) stating that each Borrower has fulfilled in all material respects its obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of each Borrower in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13(b), (c) and (d); and
     (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

          (c)  Accountants' Certificate.  Concurrently with the furnishing of
               ------------------------
     the annual audited Financial Statement pursuant to Section 12(a)(i) hereof, Borrowers will furnish a statement from the firm of independent public accountants which prepared such Financial Statement to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default and specifically calculating Borrowers' compliance with Sections 13(b), (c) and (d) of this Agreement.

          (d)  Taxes and Other Liens.  The Borrowers will pay and discharge
               ---------------------
     promptly all taxes, assessments and governmental charges or levies imposed upon the Borrowers or upon the income or any assets or property of Borrowers as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of any Borrowers and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that no Borrower shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if such Borrower shall have set up adequate reserves therefor, if required, under GAAP.

          (e)  Compliance with Laws.  Each Borrower will observe and comply, in
               --------------------
     all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

          (f)  Further Assurances.  The Borrowers will cure promptly any defects
               ------------------
     in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents, including this Agreement. The Borrowers at their sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

          (g)  Performance of Obligations.  The Borrowers will pay the Notes and
               --------------------------
     other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrowers will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrowers under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

          (h)  Insurance.  The Borrowers now maintain and will continue to
               ---------
     maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, the Borrowers will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of each Borrower in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. The Borrowers shall at all times maintain adequate insurance with respect to all of their assets, including but not limited to, the Oil and Gas Properties or any collateral against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. The Borrowers shall at all times maintain cost of control of well insurance with respect to the Oil and Gas Properties which shall insure the Borrowers against seepage and pollution expense; redrilling expense; and cost of control of well; fires, blowouts, etc., if deemed economical in the reasonable discretion of the Borrowers. Additionally, the Borrowers shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

          (i)  Accounts and Records.  Each Borrower will keep books, records and
               --------------------
     accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by such Borrower's auditors.

          (j)  Right of Inspection.  Each Borrower will permit any officer,
               -------------------
     employee or agent of the Banks to examine such Borrower's books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Banks may reasonably request. The Banks will keep all such information confidential and will not without prior written consent disclose or reveal the information or any part thereof to any person other than the Banks' officers, employees, legal counsel, regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required by law or in connection with the enforcement of the Banks' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents.

          (k)  Notice of Certain Events.  The Borrowers shall promptly notify
               ------------------------
     the Agent if any Borrower learns of the occurrence of (i) any event which constitutes a Default together with a detailed statement by any Borrower of the steps being taken to cure the Default; (ii) any legal, judicial or regulatory proceedings affecting any Borrower, or any of the assets or properties of any Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) any dispute between any Borrower and any governmental or regulatory body or any other Person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; (iv) any event or circumstance which requires the prepayment, purchase or redemption of any of the Senior Unsecured Notes, any default or event of default that occurs under the Indenture or under any subsequent indenture executed by Borrowers in connection with the issuance of additional notes which are approved by the Banks pursuant to Section 13(f) hereof, with a detailed statement of steps being taken to cure such default or event of default, or (v) any other matter which in any Borrower's reasonable opinion could have a Material Adverse Effect.

          (l)  ERISA Information and Compliance.  The Borrowers will promptly
               --------------------------------
     furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of Borrowers specifying the nature thereof, what action such Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

          (m)  Environmental Reports and Notices.  The Borrowers will deliver to
               ---------------------------------
     the Agent (i) promptly upon its becoming available, one copy of each report sent by any Borrower to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon any Borrower's receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release any Borrower would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of any Borrower, and such Borrower shall immediately deliver a copy of any such notice to Agent.

          (n)  Compliance and Maintenance.   The Borrowers will (i) observe and
               --------------------------
     comply in all material respects with all Environmental Laws; (ii) except as provided in Subsections 12(o) and 12(p) below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrowers exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by any Borrower under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

          (o)  Operation of Properties.  Except as provided in Subsection 12(p)
               -----------------------
     and (q) below, the Borrowers will operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that the Borrowers shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

          (p)  Compliance with Leases and Other Instruments.  The Borrowers will
               --------------------------------------------
     pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by any Borrower (or required to keep unimpaired in all material respects the rights of any Borrower in Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of any Borrower by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to any Borrower or any of the

     Oil and Gas Properties and do all other things necessary of any Borrower to keep unimpaired in all material respects the rights of any Borrower thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require any Borrower to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent any Borrower from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of any Borrower exercised in good faith, it is not in the best interest of the any Borrower to perpetuate the same.

          (q)  Certain Additional Assurances Regarding Maintenance and
               -------------------------------------------------------
     Operations of Properties.  With respect to those Oil and Gas Properties
     ------------------------
     which are being operated by operators other than the Borrowers, the Borrowers shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12(o) or 12(p) hereof which are performable only by such operators and are beyond the control of the Borrowers; however, the Borrowers agree to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

          (r)  Sale of Certain Assets/Prepayment of Proceeds.  The Borrowers
              ---------------------------------------------
     will immediately pay over to the Agent for the ratable benefit of the Banks as a prepayment of principal on the Revolving Notes, an amount equal to 100% of the Release Price received by any Borrower from the sale of the Oil and Gas Properties, which sale has been approved in advance by the Majority Banks. The term "Release Price" as used herein shall mean a price determined by the Majority Banks in their discretion based upon the loan collateral value which such Banks in their discretion (using such methodology, assumptions and discounts rates as such Banks customarily use in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assign to such Oil and Gas Properties at the time in question. Any such prepayment of principal on the Revolving Notes required by this Section 12(r), shall not be in lieu of, but shall be in addition to, any Monthly Commitment Reduction or any mandatory prepayment of principal required to be paid pursuant to Section 9(b) hereof. Any amount in excess of the Release Price received by the Borrower from any such sale shall be applied as a prepayment of principal on the Bridge Loan until the same is paid in full, principal and interest. Any such prepayment of principal on the Bridge Loan shall not be in lieu of, but shall be in addition to, any mandatory prepayment of principal required to be made pursuant to Section 9(c) hereof.

          (s)  Title Matters.  Within ninety (90) days after the date hereof
               -------------
     with respect to the Oil and Gas Properties acquired in the Acquisition and those Oil and Gas Properties listed on Schedule "7" hereto, furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrowers to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Agent, Borrowers will promptly (but in no event more than thirty (30) days following such mortgaging), furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing good and defensible title of Borrowers to such Oil and Gas Properties subject only to Permitted Liens.

          (t)  Curative Matters.  Within sixty (60) days after the date hereof
               ----------------
     with respect to matters listed on Schedule "8" and, thereafter, within sixty (60) days after receipt by Borrowers from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrowers shall either (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which Borrowers elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory to the Agent covering the Oil and Gas Properties so substituted.

          (u)  Change of Principal Place of Business.  Each Borrower shall give
               -------------------------------------
     Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 17 hereof.

          (v)  Cash Collateral Accounts.  Borrowers shall establish and maintain
               ------------------------
     with Agent one or more operating accounts for each Borrower (the "Operating Accounts") and lockbox accounts for each Borrower ("Lockbox Accounts"), the maintenance of each of which shall be subject to such rules and regulations as the Agent shall from time to time specify. Such accounts shall be maintained with the Agent until all amounts due hereunder and under the Notes have been paid in full. Borrowers shall within ten (10) days of the Effective Date instruct and cause all monetary proceeds of production from the Oil and Gas Properties to be remitted to their respective Lockbox Accounts. Such proceeds of production shall not be redirected without the prior written consent of the Agent until such time as all indebtedness due Banks by Borrowers has been paid in full and the Commitments have been terminated. If no Event of Default (and no event which, with notice or lapse of time or both, would become an Event of Default) has occurred and is continuing, the full balance of the Lockbox Accounts each day will be deposited into the Operating Accounts. The Borrowers hereby grant a security interest to Banks in and to the Lockbox Accounts and the Operating Accounts (collectively, the "Cash Collateral Accounts") and all checks, drafts and other items ever received by any Bank for deposit therein. If any Event of Default shall occur and be continuing, Agent shall have the immediate right, without prior notice or demand, to take and apply against the Borrowers' obligations hereunder any and all funds legally and beneficially owned by the Borrowers then or thereafter on deposit in the Cash Collateral Accounts for the ratable benefit of the Banks.

          (w)  Required Hedging.  Within thirty (30) days of the Effective Date,
               ----------------
     Borrowers shall have (i) entered into hedges satisfactory to Majority Banks covering Borrowers' Oil and Gas Properties with counterparties acceptable to the Banks and (ii) interest rate protection agreements satisfactory to Majority Banks providing interest rate protection.

          (x)  New Equity.  By March 31, 1998, Energy shall issue new common
               ----------
     stock with proceeds thereof of at least $65,000,000, the application of which shall be determined by 100% of the Banks. Notwithstanding any other provision hereof, any amendment, modification or waiver of compliance with this covenant shall require the consent of 100% of the Banks.

          (y)  Escrow of Interest Payments.  Borrowers shall maintain at all
               ---------------------------
     times in an escrow account with Agent or an affiliate of Agent, for the benefit of the Banks an amount equal to the next semi-annual interest payment due on any senior unsecured notes, including, without limitation, the Senior Unsecured Notes. The Borrowers hereby grant a security interest to Banks in such escrow account and all checks, drafts and other items ever received by any Bank for deposit therein. If any Event of Default shall occur and be continuing, Agent shall have the immediate right, without prior notice or demand, to take and apply against the Borrowers' obligations hereunder any and all funds then or thereafter on deposit in such escrow accounts for the ratable benefit of the Banks. Notwithstanding any other provision hereof, any amendment, modification or waiver of compliance with this covenant shall require the consent of 100% of the Banks.

     13. NEGATIVE COVENANTS. A deviation from the provisions of this Section 13 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by the required percentage of the Banks prior to the date of deviation. The Borrowers will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as the Revolving Commitment is in existence or any amount is owed to the Agent, the Co-Agents or the Banks under this Agreement or the other Loan Documents.

          (a)  Negative Pledge.  Borrowers shall not without the prior written
               ---------------
     consent of the Banks:

               (i) create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

          (b) sell, lease, transfer or otherwise dispose of, in any fiscal year, any of its assets except for (A) sales, leases, transfers or other dispositions made in the ordinary course of Borrowers' oil and gas businesses and (B) sales made with the consent of Majority Banks which are made pursuant to, and in full compliance with, Section 12(r) hereof

          (c)  Current Ratio.  The Borrowers will not allow their ratio of
               -------------
     Current Assets to Current Liabilities to be less than 1.0 to 1.0 as of the end of any fiscal quarter.

          (d)  Minimum Interest Coverage Ratio. The Borrowers will not allow
               -------------------------------
     their consolidated Minimum Interest Coverage Ratio to be less than (i) 1.5 to 1.0 as of the end of each calendar quarter for the preceding four quarters beginning with the quarter ending September 30, 1997 and (ii) 2.0 to 1.0 as of the end of each calendar quarter for the preceding four quarters beginning with the quarter ending September 30, 1998.

          (e)  Minimum Tangible Net Worth.  The Borrowers' Tangible Net Worth
               --------------------------
     will not, be less than (i) as of the Effective Date, the sum of (x) $10,000,000 plus (y) the amount of net proceeds received by Borrowers from the issuance of the new equity required pursuant to Section 11(a)(viii) hereof, (ii) $75,000,000 as of March 31, 1998, and (iii) $75,000,000 plus fifty percent (50%) of Net Income, if positive, before extraordinary gains but after extraordinary losses, for the period commencing on April 1, 1998, and ending at the end of the fiscal quarter being tested, plus one hundred (100%) of the proceeds from the issuance of common or preferred stock during such quarter, net of reasonable and customary costs, expenses and commissions relating to such issue. Borrowers' required Minimum Tangible Net Worth shall for any period be reduced by the amount of any net loss reported by Borrowers as a result of any charges incurred in accordance with GAAP in connection with the refinance of the Senior Unsecured Notes. Notwithstanding any other provision hereof, any amendment, modification or waiver of compliance with this covenant at the Effective Date or for the period ending March 31, 1998, shall require the consent of 100% of the Banks.

          (f)  Consolidations and Mergers.  No Borrower will consolidate or
               --------------------------
     merge with or into any other Person, except that any Borrower may merge with another Person if such Borrower is the surviving entity in such merger and if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          (g)  Debts, Guaranties and Other Obligations.  Without the consent of
               ---------------------------------------
     100% of the Banks, no Borrower will incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will any Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

               (i) the Notes and any renewal or increase thereof, or other indebtedness of the Borrowers heretofore disclosed to Banks in the Borrowers' Financial Statements or on Schedule "4" hereto; or

               (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

               (iii) indebtedness (other than in connection with a loan or lending transaction) incurred in the ordinary course of business, including, but not limited to indebtedness for drilling, completing, leasing and reworking oil and gas wells; or

               (iv) indebtedness owed by one Borrower to another Borrower as a result of intercompany loans or advances; or

               (v)   indebtedness evidenced by the Senior Unsecured Notes; or

               (vi) up to an additional $25,000,000 in senior unsecured notes issued on terms acceptable to 100% of the Banks and no more restrictive than those set forth in the Indenture for the Senior Unsecured Notes; provided, however, that in lieu of the issuance of such additional senior unsecured notes, the Borrowers may replace the existing Senior Unsecured Notes with a new issue of senior unsecured notes in amounts of up to $125,000,000, said replacement senior unsecured notes to be on terms acceptable to 100% of the Banks and no more restrictive than those set forth in the aforesaid Indenture provided, further, however, that any net proceeds resulting from any increase in the amount of the Senior Unsecured Notes from the amount outstanding at the Effective Date shall be applied to the prepayment of the Revolving Loans and/or the Bridge Loans as determined by the Agent and the Co-Agents, and the Revolving Commitment shall be permanently reduced by such amount of the prepayment or prepayments.

               (vii) up to $100,000,000 in subordinated unsecured notes issued on terms acceptable to 100% of the Banks, provided all net proceeds from such issuance are applied to the prepayment of the Revolving Loans and/or the Bridge Loans, as determined by the Agent and the Co-Agents.

          (h)  Dividends.  No Borrower will declare or pay any cash dividend,
               ---------
     purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, except the foregoing shall not apply to cash dividends paid by one Borrower to another Borrower; provided, however, that immediately before and after giving effect thereto no (i) Default or Event of Default or (ii) Borrowing Base deficiency or requirement to make any mandatory prepayment of principal pursuant to Section 9(b) hereof, shall exist.

          (i)  Loans and Advances.  No Borrower shall make or permit to remain
               ------------------
     outstanding any loans or advances to or in any person or entity, except that the foregoing restriction shall not apply to:

               (i) loans or advances to any person, the material details of which have been set forth in the Financial Statements of the Borrowers heretofore furnished to Banks; or

               (ii) advances made in the ordinary course of such Borrower's oil and gas business; or

               (iii) loans or advances among Borrowers.

          (j)  Sale or Discount of Receivables.  No Borrower will discount or
               -------------------------------
     sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

          (k)  Nature of Business.  No Borrower will permit any material change
               ------------------
     to be made in the character of its business as carried on at the date hereof.

          (l)  Transactions with Affiliates.  No Borrower will enter into any
               ----------------------------
     transaction with any Affiliate, except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

          (m)  Hedging Transactions.  Except as provided for in Section 12(w),
               --------------------
     no Borrower will enter into any transaction providing (i) for the hedging, forward sale, swap or any deviation thereof of crude oil or natural gas or other commodities, or (ii) for a swap, collar, floor, cap, option, corridor, or other contract which is intended to reduce or eliminate the risk of fluctuation in interest rates, as such terms are referred to in the capital markets, except the foregoing prohibitions shall not apply to (x) transactions consented to in writing by the Banks which are on terms acceptable to the Banks, or (y) Pre-Approved Contracts. The term "Pre-Approved Contracts" as used herein shall mean any contract or agreement (i) to hedge, forward, sell or swap crude oil or natural gas or otherwise sell up to 75% of the Borrowers' monthly production forecast for all of Borrowers' proved and producing oil and gas properties for the period covered by the proposed hedging transaction, (ii) with a maturity of twelve
     (12) months or less, (iii) with "strike prices" per barrel greater than the Agent's forecasted price in the most recent engineering evaluation of the Borrowers' oil and gas properties, adjusted for the difference between the forecasted price and the Borrowers' actual product price as determined by Agent, and (iv) with counter-parties to the hedging agreement which are approved by Agent.

          (n)  Investments.  No Borrower shall make any investments in any
               -----------
     person or entity, except such restriction shall not apply to:

               (i) investments and direct obligations of the United States of America or any agency thereof;

               (ii) investments in certificates of deposit issued by the Banks or certificates of deposit with maturities of less than one year, issued by other commercial banks in the United States having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett; or

               (iii) investments in insured money market funds, Eurodollar investment accounts and other similar accounts at Agent or such investment with maturities of less than ninety (90) days at other commercial banks having capital and surplus in excess of $500,000,000 and which have a rating of (A) 50 or above by Sheshunoff and (B) "B" or above by Keef-Bruett.

          (o)  Amendment to Articles of Incorporation or Bylaws.  No Borrower
               ------------------------------------------------
     will permit any amendment to, or any alteration of, its Articles of Incorporation or Bylaws other than amendments, modifications or alterations to Energy's Articles of Incorporation necessary to allow for the sale of new common stock.

          (p)  Sale of Assets.  No Borrower shall sell, transfer or otherwise
               --------------
     dispose of any of its assets, except for production from oil, gas and mineral properties and other assets sold in the ordinary course of such Borrower's business.

          (q)  Proceeds of Production.  No Borrower shall redirect the payment
               ----------------------
     of the proceeds of production from the Oil and Gas Properties to anyone or any place other than to the Lockbox Account at the Agent.

          (r)  Issuance of Preferred Stock.  Borrowers shall not issue any
               ---------------------------
     preferred stock after the Effective Date without the consent of Majority Banks.

          (s)  Amendments, etc. of Senior Unsecured Debt.  Except as
               -----------------------------------------
     specifically permitted hereby, Borrowers shall not make or allow to be made
     (a) any amendments or modifications to the Indenture or any indenture executed in connection with the issuance of any senior unsecured notes or any subordinated notes, or (ii) any prepayments or redemptions of the Senior Unsecured Notes or any other indebtedness, unless any such action is approved by Majority Banks.

          (t)  Amendments to and Redemption of Preferred Stock or Other Equity.
               ---------------------------------------------------------------
     Borrowers shall not (i) amend any outstanding equity issue after the Effective Date without the consent of Majority Banks, or (ii) redeem any preferred stock without the consent of the Majority Banks.

          (u)  Payment or Pre-Payment of Other Indebtedness.  Except as
               --------------------------------------------
     otherwise provided for in this Agreement, at any time while the Bridge Loan, or any part thereof, is outstanding, Borrowers shall not make any unscheduled principal payments on or redeem any of their indebtedness (other than indebtedness owed the Banks hereunder) or purchase or redeem any of their equity unless such payment, pre-payment or redemption is approved by 100% of the Banks.

     14. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

          (a) The Borrowers shall fail to pay when due or declared due the principal of, and the interest on, the Notes, or any fee or any other indebtedness of the Borrowers incurred pursuant to this Agreement or any other Loan Document; or

          (b) Any representation or warranty made by any Borrower under this Agreement, or in any certificate or statement furnished or made to the Banks pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by any Borrower under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

          (c) Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrowers contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 12(w), (x) and (y) and Section 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty
     (30) days; or

          (d) Default shall be made in the due observance or performance of the covenants of Borrowers contained in Section 12(w), (x) or (y) or Section 13 of this Agreement; or

          (e) Default shall be made in respect of any obligation for borrowed money, other than the Notes, for which any Borrower is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of any Borrower or in respect of any agreement relating to any such obligations unless such Borrower is not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

          (f) Any Borrower shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

          (g) An involuntary case or other proceeding, shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Borrower under the federal bankruptcy laws as now or hereinafter in effect; or

          (h) A final judgment or order for the payment of money in excess of $100,000 (or judgments or orders aggregating in excess of $100,000) shall be rendered against any Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

          (i) In the event the Total Outstandings shall at any time exceed the Borrowing Base established for the Revolving Notes, and the Borrowers shall fail to comply with the provisions of Section 9(b) hereof; or

          (j)  A Change of Control shall occur; or

          (k)  A Change of Management shall occur; or

          (l) A default or event of default shall occur under the Indenture or any other indenture or similar agreement executed by Borrowers, or any of them, in connection with the issuance of additional debt as permitted by
     Section 13(g)(vi) or (vii) hereof.

     Upon occurrence of any Event of Default specified in Subsections 14(f) and
(g) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of the Borrowers hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrowers. Upon the occurrence of any Event of Default specified in Section 12(x) hereof, the Agent may, or upon the request of any Co-Agent or the Majority Banks shall, by notice to Borrowers declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrowers hereby expressly waive, anything contained herein or in the Notes to the contrary notwithstanding. In any other Event of Default, the Agent, upon request of the Banks holding 66-2/3% or more of the Commitments or, if the Commitments have been terminated, Banks holding 66-2/3% or more of the principal amount of the outstanding Loans, shall by notice to the Borrowers declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrowers hereby expressly waive, anything contained herein or in the Note to the contrary notwithstanding. Nothing contained in this Section 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Note, or any other document executed in connection with the transaction contemplated herein.

     Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits

(general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Banks to or for the credit or the account of the Borrowers against any and all of the indebtedness of the Borrowers under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Banks shall be applied against the indebtedness owed the Banks by the Borrowers pursuant to this Agreement and the Notes. The Banks agree promptly to notify the Borrowers after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

     15.  THE AGENT, THE CO-AGENTS AND THE BANKS.

          (a)  Appointment and Authorization.  Each Bank hereby appoints Agent
               -----------------------------
     as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Bank in and under all Loan Documents;
     (ii) to arrange the means whereby the funds of Banks are to be made available to the Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Bank under the Loan Documents (when such Bank is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Banks under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Banks; (vi) to promptly distribute to each Bank all material information, requests, documents and items received from the Borrowers under the Loan Documents; (vii) to promptly distribute to each Bank such Bank's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Banks. Each Bank hereby appoints the Co-Agents to carry out the duties and obligations specifically provided for herein. Each Bank hereby authorizes Agent and Co-Agents to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to such Agent or Co-Agents by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Agent and Co-Agents and any successor Agent or Co-Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent or Co-Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent and Co-Agents and any successor Agent or Co-Agent in its capacity as a Bank. Agent, Co-Agents and any successor Agent or Co-Agent and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrowers, and any person which may do business with the Borrowers, all as if Agent or Co-Agents and any successor Agent or Co-Agent were not Agent or Co-Agent hereunder and without any duty to account therefor to the Banks; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent or Co-Agents which may be or become security for the obligations of the Borrowers arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrowers arising under the Loan Documents, then each Bank shall be entitled to share in such application according to its pro rata part thereof. Each Bank, upon request of any other Bank, shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of the Borrowers to such Bank as of the time of such request.

          (b)  Note Holders.  From time to time as other Banks become a party to
               ------------
     this Agreement after receiving the consent of the Borrowers, Agent shall obtain execution by the Borrowers of additional Notes in amounts representing the Commitment of each such new Bank, up to an aggregate face amount of all Revolving Notes not exceeding $160,000,000 and all such Bridge Notes not exceeding $60,000,000. The obligation of such Bank shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Section 2 hereof. From time to time, Agent may require that the Banks exchange their Notes for newly issued Notes to better reflect the Commitments of the Banks. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

          (c)  Consultation with Counsel.  Banks agree that Agent and Co-Agents
               -------------------------
     may consult with legal counsel selected by Agent and Co-Agents and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          (d)  Documents.  Agent and Co-Agents shall not be under a duty to
               ---------
     examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent and Co-Agents shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

          (e)  Resignation or Removal of Agent or Co-Agent.  Subject to the
               -------------------------------------------
     appointment and acceptance of a successor Agent or Co-Agents as provided below, Agent or Co-Agents may resign at any time by giving written notice thereof to Banks and the Borrowers, and Agent may be removed at any time with or without cause by Majority Banks. If no successor Agent or Co-Agent has been so appointed by Majority Banks (and approved by the Borrowers) and has accepted such appointment within 30 days after the retiring Agent's or Co-Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent or Co-Agent. Any successor Agent or Co-Agent must be approved by Borrowers, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent or Co-Agent hereunder by a successor Agent or Co-Agent, such successor Agent or Co-Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent or Co-Agent, and the retiring Agent or Co-Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Agent's or Co-Agent's resignation or removal hereunder as Agent or Co-Agent, the provisions of this Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent or Co-Agent. To be eligible to be an Agent or Co-Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitments equal to the level of Commitment required to be held by any Bank pursuant to Section 28 hereof.

          (f)  Responsibility of Agent or Co-Agent.  It is expressly understood
               -----------------------------------
     and agreed that the obligations of Agent and the Co-Agents under the Loan Documents are only those expressly set forth in the Loan Documents as to each and that Agent or any Co-Agent, as the case may be, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent or any Co-Agent, as the case may be, has actual knowledge of such fact or has received notice from a Bank or the Borrowers that such Bank or the Borrowers consider that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent, any Co-Agent nor any of their directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Neither Agent nor any Co-Agent shall incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

          Neither Agent nor any Co-Agent shall be responsible to Banks for any of the Borrowers' recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by the Borrowers to perform any of their obligations hereunder or thereunder. Agent and any Co-Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

          The relationship between Agent, any Co-Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent or any Co-Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, neither Agent nor any Co-Agent assumes and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrowers or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, neither Agent nor any Co-Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that neither Agent nor any Co-Agent shall be required to take any action which is contrary to the Loan Documents or applicable law.

          Agent and any Co-Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent and such Co-Agent, as the case may be, by the Loan Documents or which Agent or any Co-Agent may have as a matter of law; provided, however, Agent shall not (i) except as provided in Section 7(b) hereof, without the consent of 100% of the Banks designate the amount of the Borrowing Base or the Monthly Commitment Reduction or (ii) without the consent of Majority Banks, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents which requires consent of Majority Banks. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause (ii) without the consent of all Banks which: (i) would increase the Revolving Commitment or the Bridge Loan Commitment amount of any Bank, (ii) would reduce any fees hereunder, or the principal of, or the interest on, any Bank's Note or Notes, (iii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Bank's Note or Notes, (iv) would materially increase any Bank's obligations hereunder or would materially alter Agent's or any Co-Agent's obligations to any Bank hereunder, (v) would release Borrowers from their obligation to pay any Bank's Note or Notes, (vi) release any of the Collateral, (vii) would change the definition of Majority Banks, (viii) would amend, modify or change any provision of this Agreement requiring the consent of all the Banks, (ix) would waive any of the conditions precedent to the Effective Date or the making of any Loan or issuance of any Letter of Credit or (x) would extend the Bridge Loan Maturity Date or the Revolving Maturity Date or (xi) would amend this sentence or the previous sentence. Neither Agent nor any

     Co-Agent shall have liability to Banks for failure or delay in exercising any right or power possessed by Agent or Co-Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent or Co-Agent, in which case only the Agent or Co-Agent responsible for such gross negligence shall have liability therefor to the Banks.

          (g)  Independent Investigation.  Each Bank severally represents and
               -------------------------
     warrants to Agent and the Co-Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrowers in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent or the Co-Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent and Co-Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrowers while the Notes are outstanding or its commitments hereunder are in force. Neither Agent nor any Co-Agent shall be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Other than as provided in this Agreement, neither Agent nor any Co-Agent shall have any duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers which may come into the possession of Agent or such Co-Agent, as the case may be.

          (h)  Indemnification. Banks agree to indemnify Agent and the Co-
               ---------------
     Agents, ratably according to their respective Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Co-Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent or any Co-Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's or any Co-Agent's gross negligence or willful misconduct. Each Bank shall be entitled to be reimbursed by the Agent or any Co-Agent for any amount such Bank paid to Agent or any Co-Agent under this Section 15(h) to the extent the Agent or such Co-Agent has been reimbursed for such payments by the Borrowers or any other Person. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT THE AGENT OR ANY CO-AGENT FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT OR ANY CO-AGENT AS WELL AS FROM THE CONSEQUENCES OF THEIR OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LIABILITY.

          (i)  Benefit of Section 15.  The agreements contained in this Section
               ---------------------
     15 are solely for the benefit of Agent, the Co-Agents and the Banks and are not for the benefit of, or to be relied upon by, the Borrowers, any affiliate of the Borrowers or any other person.

          (j)  Pro Rata Treatment.  Subject to the provisions of this Agreement,
               ------------------
     each payment (including each prepayment) by the Borrowers and collection by Banks (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, payable by the Borrowers shall be made Pro Rata; provided, however, in the event that any Defaulting Bank shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances.

          (k)  Assumption as to Payments.  Except as specifically provided
               -------------------------
     herein, unless Agent shall have received notice from the Borrowers prior to the date on which any payment is due to Banks hereunder that the Borrowers will not make such payment in full, Agent may, but shall not be required to, assume that the Borrowers has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the interest rate applicable to such portion of the Revolving Loan.

          (l)  Other Financings.  Without limiting the rights to which any Bank
               ----------------
     otherwise is or may become entitled, such Bank shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Bank to, on behalf of, or with the Borrowers (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of the Borrowers which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Bank which may be or become security for the obligations of the Borrowers arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

          (m)  Interests of Banks.  Nothing in this Agreement shall be construed
               ------------------
     to create a partnership or joint venture between Banks for any purpose. Agent, the Co-Agent, Banks and the Borrowers recognize that the respective obligations of Banks under the Commitments shall be several and not joint and that neither Agent, any Co-Agent nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrowers under the Commitments on a Pro Rata basis. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

          (n)  Investments.  Whenever Agent in good faith determines that it is
               -----------
     uncertain about how to distribute to Banks any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Banks, Agent may invest such funds pending distribution (at the risk of the Borrowers). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Banks (other than to the Person who is Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as Agent for such Banks, and Agent shall have no equitable title to any portion thereof.

     16. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Agent or the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

     17. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWERS: c/o GOTHIC ENERGY CORPORATION, 5727 South Lewis, Suite 700, Tulsa, Oklahoma 74105-7148,
Attention: Michael Paulk, President; (b) AGENT: BANK ONE, TEXAS, N.A., 1717 Main Street, Dallas, Texas 75201, Facsimile No. 214-290-2627, Attention: Mynan C. Feldman, Vice President; and (c) CO-AGENTS: CREDIT LYONNAIS, NEW YORK BRANCH, 1000 Louisiana, Suite 5360, Houston, Texas 77002, Facsimile No. 713-751-0307,
Attention: Tim DeSpain, Vice President and BANQUE PARIBAS, 1200 Smith Street, Suite 3100, Houston, Texas 77002, Facsimile No. 713-659-6915, Attention: David Dodd, Vice President. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 17.

     18. EXPENSES. The Borrowers shall pay (i) all reasonable and necessary out-of-pocket expenses of the Banks, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by the Borrowers or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Banks, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrowers shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Banks hereunder and under the Notes.

     19. INDEMNITY. The Borrowers agree to indemnify and hold harmless the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrowers or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Banks hereunder and under the Notes, provided that the Borrowers shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrowers' expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrowers may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

     20. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, DALLAS COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

     21. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     22. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the

Notes any amount in excess of the Maximum Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, of if an acceleration of the maturities of any Notes or if any prepayment by the Borrowers result in the Borrowers having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to the Borrowers. All sums paid or agreed to be paid to the Banks for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, the Borrowers and the Banks shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

     23. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

     24. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

     25. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

     26. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

     27. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrowers may not, without the prior written consent of all of the Banks, assign any rights, powers, duties or obligations hereunder.

     28.  ASSIGNMENTS AND PARTICIPATIONS.

          (a) Each Bank shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitments and its rights and obligations hereunder to one or more Affiliates, Banks, financial institutions, pension plans, investment funds, or similar Persons or to a Federal Reserve Bank; provided, that in connection with each sale,
                           --------
     assignment or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), the applicable Bank will consider the opinion and recommendation of Borrowers, which opinion and recommendation shall in no way be binding upon such Bank, and each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), shall require the consent of Agent, which consent will not be unreasonably withheld, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note, Commitments and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Banks or Majority Banks and the obligation to fund its Commitments; provided, further, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Bank shall at all times maintain Commitments then outstanding in an aggregate principal amount at least equal to $5,000,000; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Bank's Revolving Commitment and its Bridge Loan Commitment, (4) no Bank may offer to sell its Note or Notes, Commitments, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Bank and its assignees delivers to Agent and Borrowers an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $2,500 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrowers shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitments and if the assignor Bank has retained a portion of its Commitments, a replacement Note in the principal amount of the Commitments retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Bank). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Bank, party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Banks or the Agent shall be required to release the transferor Bank with respect to its Commitments assigned to such assignee and the transferor Bank shall henceforth be so released.

          (b) Each Bank shall have the right to grant participations in all or any part of such Bank's Notes and Commitments hereunder to one or more pension plans, investment funds, financial institutions or other Persons, provided, that:

               (i) each Bank granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Bank or Majority Banks (except as set forth in (iii) below);

               (ii) in the event any Bank grants a participation hereunder, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Bank and each Borrower shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted; and

               (iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Banks hereunder, except that any Bank may agree with any participant that such Bank will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Banks.

          (c) It is understood and agreed that any Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrowers' properties and operations which was provided to such Bank pursuant to this Agreement.

          (d) Upon the reasonable request of either Agent or any Borrower, each Bank will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

     29. CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND JURISDICTION. THE OBLIGATIONS OF BORROWERS UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING

AGAINST THE BORROWERS WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF DALLAS, OR IN THE UNITED STATES COURTS LOCATED IN DALLAS COUNTY, TEXAS AND THE BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN SECTION 17. THE BORROWERS HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     30. WAIVER OF JURY TRIAL. THE BORROWERS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     31. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     32. FINANCIAL TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       BORROWERS:



                                       GOTHIC ENERGY CORPORATION
                                       a Delaware corporation



                                       By: /s/ Michael Paulk
                                          -----------------------------------
                                               Michael Paulk
                                               President



                                       GOTHIC ENERGY OF TEXAS, INC.
                                       an Oklahoma corporation



                                       By:  /s/ Michael Paulk
                                          ------------------------------------
                                                Michael Paulk
                                                President



                                       GOTHIC GAS CORPORATION
                                       an Oklahoma corporation



                                       By: /s/ Michael Paulk
                                          ------------------------------------
                                               Michael Paulk
                                               President

                                       BANKS:



                                      BANK ONE, TEXAS, N.A.,
                                      a national banking association



                                      By:  /s/ Mynan C. Feldman
                                         -------------------------------------
                                               Mynan C. Feldman
                                               Vice President

                                       CREDIT LYONNAIS, NEW YORK BRANCH



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       BANQUE PARIBAS



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       AGENT:



                                       BANK ONE, TEXAS, N.A.,
                                       a national banking association



                                       By:  /s/ Mynan C. Feldman
                                          --------------------------------------
                                          Mynan C. Feldman
                                          Vice President



                                       CO-AGENTS:



                                       CREDIT LYONNAIS, NEW YORK BRANCH



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       BANQUE PARIBAS



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------